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                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER



        AGREEMENT AND PLAN OF MERGER dated as of February 6, 1995 between DUNDEE MILLS, INCORPORATED., a Georgia corporation ("Dundee"), DUNDEE ACQUISITION CORP., a Georgia corporation ("Subcorp"), and SPRINGS INDUSTRIES, INC. ("Springs"), a South Carolina corporation (the "Agreement").

                              BACKGROUND STATEMENT

        Springs and Dundee desire to effect a business combination of Dundee and SubCorp pursuant to which Dundee will merge with and into Subcorp, and the holders of shares of Dundee Common Stock, $25.00 par value ("Dundee Shares"), will receive shares of Springs Class A Common Stock, par value $.25 per share ("Springs Shares"), in exchange for Dundee Shares, as provided in this Agreement (the "Merger"), subject to the limited right to make an election to receive cash. The Merger is intended to be a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended. The respective Boards of Directors of Springs, Subcorp and Dundee each has approved this Agreement and the Merger. The Board of Directors of Dundee has directed that this Agreement be submitted to the shareholders of Dundee for their approval.

                             STATEMENT OF AGREEMENT

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


ARTICLE 1

                            THE BUSINESS COMBINATION

        1.1 THE MERGER. At the Effective Time (as defined in Section 1.3 hereof), Dundee shall be merged with and into Subcorp in accordance with the provisions of this Agreement and the Georgia Business Corporation Code, (the GBCC"), and the separate existence of Dundee shall thereupon cease, and Subcorp, as the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Georgia as a wholly-owned subsidiary of Springs. The Merger shall have the effects provided under the applicable laws of the State of Georgia including, but not limited to, Section 14-2-1106 of the GBCC.

        1.2 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at





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the offices of Sutherland, Asbill & Brennan, 999 Peachtree Street, N.E.,
Atlanta, Georgia 30309-3996, as soon as possible after all conditions set forth in Article 5 have been satisfied or waived in writing but in no event later than the third business day after all such conditions shall have been satisfied or waived (the "Closing Date.")

        1.3  EFFECTIVE TIME OF THE MERGER.  If all the conditions set forth in
Article 5 shall have been fulfilled or waived in accordance with this Agreement and provided that this Agreement has not been terminated pursuant to Article 6, on the Closing Date the parties shall cause the certificate of merger attached hereto as Exhibit A (the "Certificate of Merger") to be executed, delivered and filed with the Secretary of State of Georgia in accordance with the provisions of the GBCC. The Merger shall become effective at the time of such filing unless a different effective time is specified in the Certificate of Merger pursuant to the GBCC (the "Effective Time").

        1.4 ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation and Bylaws of Subcorp as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law (subject to Section 4.14 hereof), except that the name of the Surviving Corporation shall be changed to Dundee Mills, Incorporated.

        1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time the persons who are directors and officers of Subcorp at the Effective Time will become the directors and officers of the Surviving Corporation until such time as they may be replaced in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 2

              CONVERSION AND EXCHANGE OF SHARES; ADDITIONAL ACTION

        2.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

             (a) DUNDEE SHARES. Subject to Section 2.2, each issued and outstanding Dundee Share (excluding any Dundee Shares held by Springs or its Subsidiaries), shall automatically be cancelled and extinguished and shall thereafter be converted into only the right to receive the consideration for the Merger as set forth in Sections 2.2,
         2.3 and 2.4 (the "Merger Consideration").





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             (b) TREASURY SHARES.  Each Dundee Share held in the treasury of
         Dundee shall be automatically cancelled and extinguished, and no payment shall be made in respect thereof.

             (c) SUBCORP COMMON STOCK. Each issued and outstanding share of Subcorp common stock at the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         2.2 MERGER CONSIDERATION. The Merger Consideration to be paid for each Dundee Share shall be equal to Two Thousand Five Hundred Twenty Five dollars ($2,525.00). The Merger Consideration shall be paid in Springs Shares as provided in this Section 2.2 and, to the extent applicable, cash pursuant to
Section 2.3 and Section 2.4.

             (a) PAYMENT OF MERGER CONSIDERATION. The Merger Consideration to be paid in Springs Shares shall be determined as follows:

                 (i) Subject to the limitations set forth in this Section 2.2, each Dundee Share shall be converted into the right to receive a number of Springs Shares equal to the result of dividing the Merger Consideration by the Reported Market Price (as hereinafter defined) of Springs Shares; provided, however, that in lieu of conversion of Dundee Shares into Springs Shares, holders of Dundee Shares may elect in accordance with and subject to the conditions of Section 2.3 (a "Cash Election") to receive payment of the Merger Consideration in cash.

                 (ii) The maximum number of Dundee Shares that shall be
             converted into the right to receive cash shall be 23,363 Dundee Shares, less the total number of Dundee Shares as to which the holders have exercised appraisal rights with respect to the Merger pursuant to the GBCC ("Dissenting Shares"), which maximum number of Dundee Shares as to which Cash Elections may be made is hereinafter referred to as the "Maximum Number of Cash Election Shares."

                 (iii) The maximum number of Springs Shares that shall be
             issued as Merger Consideration shall be three million Springs Shares. If the number of Dundee Shares as to which a Cash Election has not been validly made or as to which a Cash Election has been validly made but has been withdrawn by the holder or eliminated or rejected by the Exchange Agent (as hereinafter defined) would be converted into the right to receive more than three million Springs Shares, the Exchange Agent shall treat a number of Dundee Shares as to which Cash Elections have





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             not been made (pro rata as nearly as practicable as to each holder of ten (10) or more such Dundee Shares) as having been subject to Cash Elections as necessary to reduce the number of Springs Shares issuable as Merger Consideration to three million Springs Shares.

         2.3 LIMITED CASH ELECTION.

             (a) Any holder of record of Dundee Shares shall have the right to make a Cash Election with respect to all or any portion of his Dundee Shares by surrendering and depositing with Wachovia Bank of North Carolina, N.A. (the "Exchange Agent") at its office in Winston-Salem, North Carolina, no later than the close of business on the Expiration Date (as hereinafter defined) the certificate or certificates representing such Dundee Shares, properly endorsed for transfer or with duly executed stock powers attached, accompanied by a duly executed and properly completed letter of transmittal with respect to such Cash Election to be provided by Springs. The form of letter of transmittal with respect to Cash Elections shall be mailed to the holders of record of Dundee Shares as of the record date for the meeting of holders of Dundee Shares called to vote on this Agreement no later than five (5) business days after the date on which the Proxy Statement (as herein defined) is first mailed to holders of Dundee Shares. The Exchange Agent shall make available the form of letter of transmittal with respect to Cash Elections to all persons who become holders of record of Dundee Shares during the period between such record date and the Expiration Date. Record holders of Dundee Shares on deposit with the Exchange Agent pursuant to a Cash Election and not withdrawn as provided hereby (the "Deposited Shares") shall remain stockholders of record with respect to such shares until immediately prior to the Effective Time. For purposes of this Agreement, "Expiration Date" means the last business day prior to the date on which the Dundee Stockholders vote upon the approval of the Merger, or such later date determined by Springs by notice thereof to the Exchange Agent.

             (b) If the number of Deposited Shares exceeds the Maximum Number of Cash Election Shares, the Exchange Agent shall eliminate from the Deposited Shares (pro rata as nearly as practicable as to each holder of ten (10) or more Deposited Shares) the number of Deposited Shares necessary to reduce the number of Deposited Shares to the Maximum Number of Cash Election Shares (or the most practicable number thereof immediately below such number), and such Dundee Shares eliminated from the Deposited Shares shall be converted into the right to receive the Merger Consideration in Springs Shares as provided in Section 2.2.





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             (c) Each holder of Dundee Shares who has made a valid Cash
         Election shall have the right at any time prior to the close of business on the Expiration Date to withdraw the shares deposited by such stockholder and thereby revoke the Cash Election by giving written notice of withdrawal to the Exchange Agent prior to the close of business on the Expiration Date.

             (d) The Exchange Agent shall in its sole discretion determine whether or not Cash Elections have been properly or timely made or revoked. Neither Springs, Dundee nor the Exchange Agent shall be under any duty to give notification that any Cash Election has not been properly or timely made or revoked. If the Exchange Agent determines that any Cash Election was not properly or timely made or revoked, the shares subject to this Cash Election shall be treated by the Exchange Agent as Dundee Shares which were not subject to any Cash Election, and at the Effective Time such shares shall be converted into the right to receive Springs Shares pursuant to Section 2.2. The Exchange Agent may, after consultation with Springs, make such equitable changes in the procedures set forth herein as are necessary or desirable to effect fully any Cash Election.

             (e) Anything to the contrary notwithstanding in this Section 2.3, if this Agreement is terminated pursuant to Article 6, any certificate or certificates representing Dundee Shares that have been deposited with the Exchange Agent in connection with a Cash Election shall be promptly returned by the Exchange Agent to the record holder of any such certificate.

         2.4 NO FRACTIONAL SHARES. No scrip or fractional Springs Shares shall be issued in the Merger upon conversion of Dundee Shares as provided in Section
2.1. Each holder of Dundee Shares who would otherwise have been entitled to receive a fraction of a Springs Share upon conversion of his Dundee Shares shall be entitled to receive a cash payment with respect to such fractional share in an amount equal to the product of the Reported Market Price as defined below of Springs Shares multiplied by such fractional share. Springs will make available to the Exchange Agent the funds necessary for the purpose of paying cash for fractional shares.

         2.5 REPORTED MARKET PRICE. As used in this Agreement, the Reported Market Price for Springs Shares shall be the arithmetic average of the closing prices for Springs Shares on the New York Stock Exchange ("NYSE") for the ten
(10) trading days immediately preceding the date which is three (3) calendar days prior to the Closing Date; provided, however, that





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             (a) If such average is greater than $38.50, the Reported Market
         Price shall be $38.50; and

             (b) If such average is less than $33.50, the Reported Market Price shall be $33.50.

         2.6 STOCK TRANSFER BOOKS. From and after the Effective Time, no transfer of Dundee Shares outstanding prior to the Effective Time shall be registered on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates for Dundee Shares are presented to the Surviving Corporation for transfer, such certificates shall be cancelled and exchanged for the consideration described in Sections 2.2 and 2.4.

         2.7 SURRENDER AND EXCHANGE OF CERTIFICATES REPRESENTING DUNDEE SHARES.

             (a) EXCHANGE AGENT. Prior to the mailing of the Proxy Statement to the holders of record of Dundee Shares, Springs shall appoint Wachovia Bank of North Carolina, N.A. as Exchange Agent pursuant to an exchange agent agreement reasonably acceptable to Dundee (the "Exchange Agent Agreement"). At the Effective Time, Springs shall, pursuant to irrevocable instructions, direct the Exchange Agent to issue the number of Springs Shares and pay the amounts of cash provided for in Sections 2.2, 2.3 and 2.4 to which the holders of Dundee Shares are entitled pursuant to Sections 2.2, 2.3 and 2.4.

             (b) SURRENDER OF CERTIFICATES. Promptly after the Effective Time, Springs shall cause the Exchange Agent to mail and otherwise make available to each record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Dundee Shares (the "Certificates") and who has not already properly made (and not withdrawn or revoked) a Cash Election with respect to the Dundee Shares represented by such Certificates, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof. Upon surrender to the Exchange Agent of the Certificates, together with such letter of transmittal, or the letter of transmittal delivered pursuant to Section 2.3 with respect to Deposited Shares, in each case duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor (i) the Merger Consideration as set forth in Section 2.2 and (ii) as to any fractional share, a check representing the cash consideration to which such holder shall have become entitled pursuant to Section 2.4, and the Certificates so





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         surrendered shall forthwith be cancelled.  If any portion of the
         Merger Consideration to be received upon exchange of a Certificate (whether a certificate representing Springs Shares or a check representing cash) is to be issued or paid to a person other than the person in whose name the Certificate surrendered and exchanged therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise is in proper form for transfer and that the person requesting such exchange shall pay in advance in cash any transfer or other taxes required by reason of the issuance of a certificate representing Springs Shares or a check representing cash to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the Effective Time until surrender in accordance with the provisions of this Section 2.7, each Certificate (other than Certificates representing treasury shares) shall represent for all purposes only the right to receive the Merger Consideration. All payments in respect of Dundee Shares that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

             (c) LOST CERTIFICATES. In the case of any lost, misplaced, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the Merger Consideration, to deliver to Springs an indemnity agreement and bond in such reasonable sum as Springs may direct as indemnity against any claim that may be made against the Exchange Agent, Springs or the Surviving Corporation with respect to the Certificate alleged to have been lost, misplaced, stolen or destroyed.

             (d) NO INTEREST. No interest shall be paid or accrued at any time on any portion of the Merger Consideration regardless of the cause for delay in payment of the Merger Consideration.

             (e) DIVIDENDS ON SPRINGS SHARES. No holder of a Certificate shall be entitled to receive any dividend or other distribution from Springs declared with a record date after the Effective Time until surrender of such holder's Certificate pursuant to this Section 2.7. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) that theretofore became payable by Springs, but were not paid by reason of the foregoing with respect to the number of whole Springs Shares represented by the certificate or certificates issued upon such surrender. From and after the Effective Time, Springs shall be entitled, however, to treat any such Certificate that has not yet been surrendered for exchange as evidencing the ownership of the aggregate Merger Consideration





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         into which the Dundee Shares represented by such Certificate shall have been converted, notwithstanding any failure to surrender such Certificate.

         2.8 ADJUSTMENTS BECAUSE OF CHANGES IN SPRINGS SHARES. If, between the date of this Agreement and the Effective Time, the outstanding Springs Shares shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be distributed as of a date prior to the Effective Time, or declared with a record date prior to the Effective Time and a distribution date after the Effective Time, the Reported Market Price shall be appropriately adjusted.


                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES BY DUNDEE. All references in Articles 3 and 4 of this Agreement to Dundee, other than in Sections 3.1(a),
(b) and (c), 4.2 and 4.14, shall be deemed to refer to Dundee and all its Subsidiaries as hereinafter defined, and all references to the assets, liabilities, business, financial condition, results of operations or prospects of Dundee shall be deemed to refer to Dundee and its Subsidiaries, taken as a whole. Dundee represents and warrants to and agrees with Springs and Subcorp as of the date of this Agreement and as of the Closing as follows:

             (a) ORGANIZATION AND QUALIFICATION. Dundee is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in the jurisdictions shown on Schedule 3.1(a), which are all of the jurisdictions in which Dundee owns any real property or has any place of business or where such qualification is required. The copies of Dundee's Articles of Incorporation and Bylaws, as amended to date, which have been delivered to Springs, are complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof.

             (b) CAPITALIZATION. The authorized capital stock of Dundee consists of 200,000 Dundee Shares. Except as set forth on Schedule 3.1(b), all of the issued and outstanding Dundee Shares are duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of the date hereof:
         (i) 46,728 Dundee Shares are





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         issued and outstanding and (ii) no Dundee Shares are reserved for issuance pursuant to any stock incentive plans. Except as set forth in this Section 3.1(b), there are no shares of capital stock of Dundee outstanding, and there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating Dundee to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities of Dundee or obligating Dundee to grant, extend or enter into any such agreement or commitment.

             (c) AUTHORITY. Dundee has the corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding Dundee Shares, to consummate the transactions contemplated on the part of Dundee hereby. The execution and delivery by Dundee of this Agreement and the consummation by Dundee of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors. Except for the approval of the Merger by a majority of the holders of Dundee Shares, no other corporate action on the part of Dundee is necessary to authorize the execution and delivery of this Agreement by Dundee or the consummation by Dundee of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Dundee and is a valid, binding and enforceable agreement of Dundee.

             (d) NON-CONTRAVENTION. Except as set forth on Schedule 3.1(d), the execution and delivery of this Agreement by Dundee do not and, subject to the adoption of this Agreement by the holders of a majority of the outstanding Dundee Shares and the expiration of all applicable waiting periods after the filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") referred to in paragraph (e) below, the consummation by Dundee of the transactions contemplated hereby does not and will not (i) violate or conflict with any provision of the Articles or Certificate of Incorporation or Bylaws of Dundee, or (ii) violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the material assets or properties of Dundee pursuant to any provision of, any "Material Contract" (as hereinafter defined), "Intellectual Property Agreement" (as hereinafter defined), law, ordinance, regulation, order, arbitration award, judgment or decree to which Dundee is a party or by





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         which Dundee or its assets or properties is bound and do not and will not violate or conflict with any other material restriction of any kind or character to which Dundee is subject or by which any of its assets or properties may be bound, and the same does not and will not constitute an event permitting termination of any Material Contract or Intellectual Property Agreement to which Dundee is a party. No such violation, conflict, default, acceleration, termination, entitlement, creation or imposition of a lien, charge, pledge, security interest or other encumbrance or event, regardless of whether it is described in
         Schedule 3.1(d), shall cause any substantial damage, additional cost or expense (including any payments or expenses incurred to obtain consents or waivers) to Dundee, Springs or the Surviving Corporation. Except for the agreements, statutes and other arrangements noted on
         Schedule 3.1(d), to the knowledge of Dundee, Dundee has no reasonable basis to believe that it will not be able to obtain (without additional payment or expense) all consents and waivers necessary to avoid any such violation, acceleration, entitlement to accelerate, creation or imposition of a lien, charge, pledge, security interest or other encumbrance, conflict or event.

             (e) CONSENTS. Except as set forth in Schedule 3.1(e) and except for the filing of the Registration Statement (as hereinafter defined) with the Securities and Exchange Commission (the "SEC") and, to the extent required, any required filings with or approvals by any state securities commissions, filings with the Federal Trade Commission (the "FTC") and the Department of Justice ("Justice") under the HSR Act and the filing of the Certificate of Merger with the Secretary of State of Georgia, no consent, authorization, clearance, order or approval of, or filing or registration with, any executive, judicial or other public authority, agency, department, bureau, division, unit or court or other public person or entity (any of which is hereinafter referred to as a "Governmental Entity") or any other third party is required for or in connection with the execution and delivery of this Agreement by Dundee and the consummation by Dundee of the transactions contemplated hereby.

             (f) SUBSIDIARIES. Schedule 3.1(f) sets forth each Subsidiary (as hereafter defined) of Dundee. Dundee owns, directly or indirectly, all the outstanding capital stock of each of its Subsidiaries, free and clear of all liens, charges, pledges, security interests or other encumbrances, and all such capital stock is duly authorized, validly issued and outstanding, fully paid and nonassessable, and except as set forth in Schedule 3.1(f), neither Dundee nor any Subsidiary has made any material investment in, or material advance of cash or other extension of credit to, any person, corporation or other entity other than its Subsidiaries. None





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         of such Subsidiaries has any commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person (other than Dundee) any right to acquire from such Subsidiary, any shares of its capital stock, and no such securities or obligations are outstanding. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified to do business and is in good standing in the jurisdictions shown on Schedule 3.1(f), which are all jurisdictions in which each such Subsidiary owns any real property, has any place of business, or where such qualification is required.
         As used in this Agreement, the term "Subsidiary" means, with respect to any person, corporation or other entity, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is at that time directly or indirectly owned or controlled by such person, corporation or other entity, or by any one or more of its Subsidiaries, or by such person, corporation or other entity, and one or more of its Subsidiaries.

             (g) FINANCIAL STATEMENTS. Attached hereto as Exhibit B are true and complete copies of the balance sheets of Dundee as of August 31, 1994, 1993 and 1992 and the related statements of income, stockholders' equity and cash flows for the years then ended, including the notes thereto, certified by Ernst & Young, LLC ("Dundee's Auditors") (the "Dundee Audited Financial Statements").
         The Dundee Audited Financial Statements and the unaudited balance sheets of Dundee as of December 31, 1994 and December 31, 1993 and the related statements of income and cash flows for the four-month periods then ended attached hereto as Exhibit C (together with the Dundee Audited Financial Statements, the "Dundee Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of Dundee; (ii) present fairly in all material respects the financial position and results of operations and cash flows of Dundee as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as stated herein or therein), and (iii) include all adjustments (consisting only of normal recurring accruals) that are necessary for the fair presentation of the financial position of Dundee and the results of its operations and cash flows except as otherwise stated in the Dundee Financial Statements. The unaudited December 31, 1994 and December 31, 1993





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         financial statements are subject to year-end closing adjustments and do not contain footnote disclosures required by GAAP.

             (h) ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth on
         Schedule 3.1(h), since August 31, 1994, there has not been: (i) any material adverse change in the assets, liabilities, business, financial condition, results of operations or, other than as a result of a change in general conditions in the textile industry or in the United States economy, prospects of Dundee; (ii) any damage, destruction, loss or casualty to property or assets of Dundee, whether or not covered by insurance, which property or assets are material to the operations or business of Dundee; (iii) any strike, work stoppage or slow down or other labor trouble involving Dundee; (iv) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) with respect to the capital stock of Dundee; (v) any redemption or other acquisition by Dundee of any of the capital stock of Dundee; (vi) any split, combination, reclassification or other similar change in the outstanding Dundee Shares; (vii) any transaction outside the ordinary course of business; or (viii) any agreement to do any of the foregoing. Except as set forth on Schedule 3.1(h), since August 31, 1994, there has not been any issuance by Dundee of any shares, or options, calls or commitments relating to shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock.

             (i) GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS. Dundee is in substantial compliance in all respects with all laws, orders, regulations, policies and guidelines of all Governmental Entities applicable to Dundee or any of its businesses or properties and assets. Dundee has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its businesses. No notice has been issued and to Dundee's knowledge no investigation or review is pending or is contemplated or threatened against Dundee by any Governmental Entity (i) with respect to any alleged violation by Dundee of any law, order, regulation, policy or guideline of any Governmental Entity, or (ii) with respect to any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the businesses of Dundee. Dundee is not in violation of any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality, arbitrator or other person.

             (j) ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth on
         Schedule 3.1(j) or in the balance sheet as of December 31, 1994 included in the Dundee Financial Statements, Dundee (i) did not have, as of December 31, 1994, any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due (including without limitation any uninsured liabilities resulting from failure to comply with any law applicable to the conduct of its business) (ii) has not incurred since December 31, 1994, any such debts, liabilities or obligations (other than debts, liabilities or obligations incurred in the ordinary and usual course of business after December 31, 1994), and (iii) has not, since December 31, 1994, conducted its business otherwise than in the ordinary and usual course.

             (k) TAX MATTERS. Except as set forth in Schedule 3.1(k), Dundee has properly completed and timely filed in correct form all federal, state, local, provincial, foreign and other tax returns and reports of every nature (collectively, "Tax Returns") required to be filed by Dundee, no extensions of time in which to file any such Tax Returns are in effect, and all such Tax Returns are true and correct. All taxes arising under the Internal Revenue Code of 1986, as amended (the "Code"), or any law, rule, regulation or order promulgated thereunder, or arising under any federal, state, local or foreign law, rule, regulation or order including, without limitation any income, profits, employment, sales, use, occupation, excise, real property, personal property or ad valorem taxes or any license or franchise fee or tax (collectively, "Taxes"), currently due and payable by Dundee have been paid or provided for in the Dundee Financial Statements and are not delinquent. All Taxes incurred but not yet due have been fully accrued on the books of Dundee through August 31, 1994 and adequate reserves have been established therefor. The charges, accruals and reserves which have been provided in the Dundee Financial Statements in respect of Taxes for all fiscal periods prior to and ending at August 31, 1994, are sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended August 31, 1994 and for all years and periods ended prior thereto. There are no pending claims asserted for Taxes against Dundee or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Dundee for any period. Dundee has not filed a consent to the application of Section 341(f) of the Code. Dundee has made all estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local and other laws.

             (l) TITLE TO PROPERTIES. Except as set forth on Schedule 3.1(l), Dundee has good and marketable title to all properties and assets reflected in the balance sheet dated December 31, 1994, included in the Dundee Financial Statements (or acquired after that date) and has valid leasehold interests in all properties and assets not reflected on such balance sheet but used by Dundee in its businesses, free and clear of any title defects, liens, charges, pledges, security interests, adverse claims, or other encumbrances, except (i) mortgages and liens securing debt reflected as liabilities on such balance sheet, (ii) liens for current taxes and assessments not in default,
         (iii) mechanics', carriers', workmen's, repairman's, statutory or common law liens either not delinquent or being contested in good faith and (iv) liens, mortgages, encumbrances, covenants, rights-of-way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which do not have an adverse effect on Dundee's use of the property affected. No person other than Dundee is entitled to possession or use of any of the properties of Dundee, whether owned or leased by Dundee. The real property, buildings, structures and improvements owned or leased by Dundee conform in all substantial respects to all applicable laws, ordinances and regulations, including zoning regulations, none of which would upon consummation of the Merger adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The properties and assets owned or leased by Dundee are adequate in all material respects for the conduct of its businesses as presently conducted.

             (m) MATERIAL CONTRACTS. Schedule 3.1(m) contains a correct and complete list of the following (hereinafter referred to as the "Material Contracts"):

                 (i) all bonds, interest rate swap agreements, debentures, loan agreements, notes, mortgages, deeds to secure debt, deeds of trust, indentures or guaranties to which Dundee is a party or by which it or its properties or assets are bound;

                 (ii) all leases (whether capital or operating) under which Dundee is the lessee or lessor of real or personal property;

                 (iii)    all employment agreements of Dundee; and

                 (iv) all existing contracts and commitments (other than those described in subparagraphs (i), (ii) or (iii) and any "Employee Plans" (as defined in Section 3.1(t)) to which Dundee is a party or by which any of its properties or assets may be bound involving an annual commitment or annual payment by any party thereto of more than $100,000 individually, or which have a fixed term extending more than 12 months from the date hereof and which involve an annual commitment or annual payment by any party thereto of more than $50,000 individually.

         True and complete copies of all Material Contracts, including all amendments thereto, have been made available to Springs. Except as set forth on Schedule 3.1(m): (i) all Material Contracts are in full force and effect and constitute the valid and binding obligations of the respective parties thereto; (ii) there has not been and there currently is no default under any Material Contract by any party thereto; (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by Dundee or (to the knowledge of Dundee) any other party entitling any party to terminate a Material Contract; and (iv) the continuation, validity and effectiveness of all such Material Contracts under the current terms thereof and the current rights and obligations of Dundee thereunder will in no way be affected, altered or impaired by the consummation of the Merger. Except as disclosed in Schedule 3.1(m), there are no contracts or options to sell or lease any properties or assets of Dundee other than in the ordinary course of business.

             (n) LEGAL PROCEEDINGS.  Except as set forth on Schedule 3.1(n),
         (i) there is no claim, action, suit, proceeding or investigation pending or, to the knowledge of Dundee, contemplated or threatened against Dundee or any of its properties or assets (or any of its officers or directors in connection with the business of Dundee) before any arbitrator or Governmental Entity, domestic or foreign, which in the event of a final adverse determination, considered individually or in the aggregate with all such other claims, actions, suits or proceedings, would adversely affect the assets, liabilities, financial condition, results of operations, business or prospects of Dundee, or which seeks treble damages, seeks damages in connection with any of the transactions contemplated by this Agreement or to prohibit, restrict or delay consummation of the Merger or any of the conditions to consummation of the Merger or to limit in any material manner the right of Springs to control the Surviving Corporation or any aspect of the businesses of Dundee after the Effective Time, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person outstanding against Dundee having any such effect; and (ii) Dundee is not a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person against Dundee which, when considered individually or in the aggregate with all such other judgments, decrees, injunctions, rulings or orders, adversely affects the assets, liabilities, financial condition, results of operations, businesses or prospects of Dundee.

             (o) LABOR RELATIONS. Dundee is in compliance in all substantial respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and, to the knowledge of Dundee, is not engaged in any unfair labor or unlawful employment practice. Except as set forth on
         Schedule 3.1(o), to the knowledge of Dundee, there is no unlawful employment practice discrimination charge pending before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency." To the knowledge of Dundee, there is no unfair labor practice charge or complaint against Dundee pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Dundee, threatened against or involving or affecting Dundee, and no NLRB representation question exists respecting any of their respective employees. No grievance or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on Dundee. Except for any Material Contract disclosed pursuant to Section 3.1(m), Dundee is not a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to Dundee or that entitles the employees or consultant to receive any salary continuation or severance payment or retain any specified position with Dundee.

             (p) INSIDER INTERESTS. Except as disclosed in the Dundee Financial Statements or on Schedule 3.1(p) no shareholder, affiliate, officer or director of Dundee (i) has any agreement with Dundee or any interest in any property, real or personal, tangible or intangible, including without limitation trade names or trademarks used in or pertaining to the businesses of Dundee, except for the normal rights as a shareholder or (ii) has any claim or cause of action against Dundee except for accrued compensation and benefits, expenses and similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to Employee Plans) with respect to employees of Dundee.

             (q) INTELLECTUAL PROPERTY. Schedule 3.1(q) lists all patents, trademarks, service marks, trade names, copyrights or applications for the foregoing, and all computer programs, firmware and documentation relating thereto, and all other intellectual properties other than trade secrets (which have been separately disclosed to Springs) (including such trade secrets, the "Intellectual Property") which are owned or are used and are necessary for the conduct of the businesses of Dundee, and all royalty, transfer or similar fees relating thereto. Dundee owns or has the right to use pursuant to an Intellectual Property Agreement (as hereinafter defined) all such Intellectual Property.
         Schedule 3.1(q) lists all licenses or other agreements (other than licenses of generally available software programs for personal computers) pursuant to which Dundee has any right to use or enjoy any Intellectual Property that is owned by others or pursuant to which Dundee is under a duty of confidentiality with respect to any Intellectual Property owned by others (the "Intellectual Property Agreements"). As to any Intellectual Property owned by Dundee, such Intellectual Property is owned free and clear of all claims of others, including employees, former employees or independent contractors of Dundee, and Dundee has received no notice that the use of such Intellectual Property in any business of Dundee violates or infringes upon the claimed rights of others. As to the Intellectual Property Agreements, (i) all such agreements are in full force and effect, (ii) neither Dundee nor, to the knowledge of Dundee, any other party thereto, is in default under any such agreement, (iii) Dundee is not and will not become obligated to make any additional royalty or similar payments under any such agreements as a result of the transactions contemplated by this Agreement, and (iv) the exercise by Dundee of its rights under any such agreements does not infringe upon the claimed rights of others. Dundee has not received any notice that any of the products or services of Dundee, nor any products held for future sale or license by Dundee, infringes upon the claimed rights of others. Except as set forth in Schedule 3.1(q), Dundee has not granted to any person any license or other right to use in any manner any of the Intellectual Property owned by Dundee has not granted any sublicense or right to use any Intellectual Property licensed to Dundee under the Intellectual Property Agreements; and Dundee has not granted any software licenses or sublicenses that would authorize any person to use any software licensed or sublicensed thereunder for any purpose other than uses solely internal to such person.

             (r) INSURANCE. Schedule 3.1(r) summarizes the amount and scope of all insurance policies or contracts providing coverage to Dundee. In the opinion of the management of Dundee, all such policies or contracts of insurance are in scope and in an amount usual and customary for businesses engaged in by Dundee and are sufficient for compliance with all requirements of law and of all agreements to which Dundee is a party. All insurance policies pursuant to which any such insurance is provided are in full force and effect and no notice of cancellation or termination of any such insurance policies has been given to Dundee by the carrier of any such policy. Through the date hereof, all premiums required to be paid in connection therewith have been paid in full.

             (s) PROXY STATEMENT; REGISTRATION STATEMENT. The information with respect to Dundee and its officers and directors that shall have been supplied by Dundee or its authorized representatives in writing for use in the definitive proxy statement that will be distributed to Shareholders of Dundee in connection with the meeting of such Shareholders (the "Dundee Shareholders Meeting") to approve the adoption of this Agreement (the "Proxy Statement") and that will form a part of the registration statement of Springs under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Springs Shares to be issued in the Merger (the "Registration Statement"), or in the Registration Statement, will not, on the date or dates the Proxy Statement is first mailed to shareholders of Dundee, or in the case of the Registration Statement at the time it becomes effective, and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Registration Statement or amendment thereto or any earlier communication in the preparation of which Dundee participated (including the Proxy Statement) to shareholders of Dundee with respect to the Merger.

             (t) EMPLOYEE AND FRINGE BENEFIT PLANS.

                 (i) SCHEDULE OF PLANS. Schedule 3.1(t) to this Agreement lists each of the following that Dundee or any Dundee Subsidiary either maintains, is required to contribute to or otherwise participates in (or at any time during the preceding seven years maintained, contributed to or otherwise participated in or as to which Dundee or any of its Subsidiaries has any unsatisfied material liability or obligation, whether accrued, contingent or otherwise:

                          (A)  any employee pension benefit plan
                 ("Pension/Profit-Sharing Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including any pension, profit-sharing, retirement, thrift or stock bonus plan;

                          (B) any "multi-employer plan" ("Multi-Employer Plan") (as such term is defined in ERISA);

                          (C) any employee welfare benefit plan ("Welfare Plan") (as such term is defined in ERISA); or

                          (D)  any other commission, bonus or deferred
                 compensation, stock option, restricted stock, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, not included in the foregoing and providing for benefits for, or the welfare of, any or all of the current or former employees or agents of Dundee or any Dundee Subsidiary or their beneficiaries or dependents or with respect to which Dundee or a Dundee Subsidiary has any material liability, including any group health, life insurance, retiree medical, bonus, incentive or severance arrangement;

             (all of the foregoing in items (i), (ii), (iii) and (iv) being referred to as "Employee Plans"). "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Dundee is treated as a single employer pursuant to Code
             Section 414(b), (c), (m) or (o). Dundee has delivered to Springs (and Schedule 3.1(t) lists each item delivered) copies of the following: (A) each written Employee Plan, as amended (including either the original plan or the most recent restatement and all subsequent amendments); where applicable, (B) the most recent Internal Revenue Service ("IRS") determination letter issued with respect to each Pension/Profit-Sharing Plan; (C) the latest actuarial valuation (if any) for each Pension/Profit-Sharing Plan;
             (D) the three most recent annual reports on the Form 5500 series for each Employee Plan; (E) each trust agreement, insurance contract or document setting forth any other funding arrangement, if any, with respect to each Employee Plan; (F) the most recent ERISA summary plan description or other summary of plan provisions distributed to participants or beneficiaries for each Employee Plan; (G) each opinion or ruling from the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") concerning any Employee Plan; and (H) each Registration Statement, amendment thereto and prospectus relating thereto filed with the SEC or furnished to participants in connection with any Employee Plan.

                 (ii) QUALIFICATION. Except as set forth in Schedule 3.1(t) each Pension/Profit-Sharing Plan: (i) has received a favorable determination letter from the IRS to the effect that it is qualified under Code Sections 401(a) and 501, both as to the original plan and all restatements or material amendments; (ii) has never been subject to any assertion by any governmental agency that it is not so qualified; and (iii) has been operated so that it has always been so qualified.

                 (iii)  ACCRUALS; FUNDING.

                          (A) PENSION/PROFIT-SHARING PLANS. Schedule 3.1(t) fully and accurately discloses, as of the end of each Plan's most recently ended fiscal year (or, each Plan's second most recently ended fiscal year if the required information is not yet available for such Plan's most recently ended fiscal year) (such year end, as applicable, being referred to as the "Applicable Plan Year-End"), the total assets, and where applicable the actuarially computed present value of the accrued benefits or other liabilities or obligations, and the actuarially computed present value of the vested benefits or other liabilities or obligations, for each Pension/Profit-Sharing Plan subject to ERISA Title IV (including those for retired, terminated or other former employees and agents) based on the actuarial assumptions set forth in the plan valuations included as part of Schedule 3.1(t), unless otherwise indicated on such Schedule. None of the Pension/Profit-Sharing Plans subject to ERISA Title IV has incurred any "accumulated funding deficiency" (as such term is defined in ERISA), there is no employer liability with respect to any of such Plans as determined in accordance with ERISA
                 Section 4062, and the actuarially computed present value of the benefits of each such Plan, accrued to the Applicable Plan Year-End, does not exceed the value of the assets of such Employee Plan. Schedule 3.1(t) further sets forth as of the Applicable Plan Year End the actuarially computed present value of the accrued benefit liabilities of each such Pension/Profit-Sharing Plan subject to Title IV of ERISA, determined on the basis of the assumptions prescribed by the PBGC pursuant to ERISA Section 4044 for use in valuing accrued benefit liabilities upon a plan termination, and the value of such benefit liabilities does not exceed the value of the assets of any such Plan. There have been no material changes in the financial condition of any of the Pension/Profit-Sharing Plans since the Applicable Plan Year-End.

                          (B) OTHER PLANS. Schedule 3.1(t) fully and accurately discloses any funding liability under each Employee Plan not subject to ERISA Title IV, whether insured or otherwise, specifically setting forth any liabilities under any retiree medical, dental or life insurance arrangement and specifically designating any insured plan which provides for retroactive premium or other adjustments. The levels of insurance reserves and accrued liabilities with regard to each such Employee Plan are reasonable and are sufficient to provide for all incurred but unreported claims and any retroactive premium adjustments.

                          (C)     CONTRIBUTIONS.  Except as fully and
                 accurately disclosed in Schedule 3.1(t): (I) Dundee and each Dundee Subsidiary have in all material respects made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable law, or required to be paid as expenses under such Employee Plan, including PBGC premiums and amounts required to be contributed under Code Section 412; and (II) no excise taxes or liens are assessable against Dundee as a result of any nondeductible or other contributions made or not made to an Employee Plan or any other plan of an ERISA Affiliate.

                 (iv) REPORTING AND DISCLOSURE. Except as fully and accurately disclosed in Schedule 3.1(t), summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications which are required to have been filed, published or disseminated under ERISA or other federal law and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the SEC with respect to the Employee Plans have been so filed, published or disseminated.

                 (v) PROHIBITED TRANSACTIONS; TERMINATIONS; OTHER REPORTABLE EVENTS. Except as set forth in Schedule 3.1(t):

                          (A) neither Dundee nor any Dundee Subsidiary, any Employee Plan, any trust or arrangement created under any of them, nor any trustee, fiduciary, custodian, administrator or any person or entity holding or controlling assets of any of the Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code) which could subject Dundee or a Dundee Subsidiary to any material tax, penalty or other cost or liability of any kind;

                          (B) no termination has occurred with respect to any Employee Plan subject to ERISA since 1991;

                          (C) no "reportable event" (as such term is defined in ERISA) (other than a reportable event for which the statutory notice requirements have been waived by regulation) has occurred with respect to any Employee Plan subject to Title IV of ERISA; and

                          (D) no Internal Revenue Service or Department of Labor investigation with respect to any Employee Plan is currently underway or to Dundee's knowlege has been threatened.

                 (vi) CLAIMS FOR BENEFITS. Other than claims for benefits arising in the ordinary course of the administration and operation of the Employee Plans no claims, investigations or arbitrations are pending or to Dundee's knowledge threatened against any Employee Plan or against Dundee, any Dundee Subsidiary, any trust or arrangement created under or as part of any Employee Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any Employee Plan, and to Dundee's knowledge no basis to anticipate any such claim or claims exists.

                 (vii)  OTHER.  Except as fully and completely disclosed in
             Schedule 3.1(t), Dundee and each Dundee Subsidiary have fully complied with all of their obligations under each of the Employee Plans and with all provisions of ERISA and any and all other law applicable to the Employee Plans. No written notice has been received by Dundee of any claim by any participant in the Employee Plans of any violations of such laws, and to the best knowledge of Dundee, no such claims are pending or threatened.

                 (viii) CREATION OF OBLIGATIONS BY REASON OF MERGER. Except as set forth in Schedule 3.1(t), the execution of or performance of the transactions contemplated by this Agreement will not constitute an event under any Employee Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, including any obligation to make a payment that would be nondeductible under Code Section 280G or any other Code provision.

                 (ix)     NO MULTI-EMPLOYER PLANS.  Except as set forth in
             Schedule 3.1(t), none of the Employee Plans are Multi-Employer Plans, and neither Dundee nor to Dundee's knowledge any ERISA Affiliate has any liability, joint or otherwise, for any withdrawal liability (potential, contingent or otherwise) under ERISA Title IV for a complete or partial withdrawal from any Multi-Employer Plan.

             (u) MAJOR CUSTOMERS. Schedule 3.1(u) sets forth (i) the names of the twenty largest customers of Dundee in each of its four principal product lines (i.e., retail and institutional towels, baby products and health care products) based on revenues during the year ended August 31, 1994; and (ii) the name of each customer of Dundee (a) described in clause (i), or (b) which during the year ended August 31, 1994, or during the four months ended December 31, 1994, generated revenue or annualized revenue, respectively, of $300,000 or more, and in either case as to which Dundee has received notice or otherwise has a reasonable basis to believe that such customer will terminate or materially reduce its purchases from Dundee on or before December 31, 1995.

             (v) ENVIRONMENTAL.  Except as set forth in Schedule 3.1(v):

                 (i) no generation, storage, presence, contamination, transport, emission, discharge or "release" (as such term is defined in 42 U.S.C. Section 9601(22)) of any Hazardous Substance (as defined below) exists or is occurring (or has existed or occurred) from, under or upon, any property owned, leased, used or controlled at any time by Dundee or any predecessor of Dundee;

                 (ii) there is no past or present action, activity, event, omission, condition or circumstance (A) that could be reasonably expected to require Dundee to incur costs of removal, remedial, response or corrective action (and the terms "removal," "remediation" and "response" action include the types of activities covered by CERCLA (as defined below) pursuant to any Environmental Laws (as defined below) with respect to any Hazardous Substances or Waste (each as defined below) or (B) that could be reasonably expected to give rise to any common law or statutory liability (including punitive or exemplary damages and whether assessed with respect to personal injury or property damage, negligence, nuisance, trespass, damage to natural resources or the environment or otherwise) on the part of Dundee;

                 (iii) Dundee (A) has obtained, maintained and complied with all permits, registrations, licenses, approvals and other authorizations (collectively, "Permits") that are required for the operation of its businesses or the ownership or operation of any of its properties, and (B), has maintained all records and has made all filings required by applicable Environmental Laws for Dundee's operations at past or present operating levels, including all records, filings and Permits with respect to treatment, storage, presence, contamination, generation, transport, emission, discharge or release into the environment of any substance (including solids, liquids and gases) and the proper disposal of such materials (including solid waste materials and petroleum or any fractions or by-products of it);

                 (iv) without limiting or being limited by the foregoing, Dundee is (and has been) otherwise in compliance with all Environmental Laws in respect of any of the properties owned, leased, used or controlled at any time by Dundee of any of the products, business operations or other activities of Dundee, and no facts or circumstances exist that could be reasonably expected to interfere with Dundee's compliance with Environmental Laws; and

                 (v) Dundee has not received since December 31, 1991 any notice of any action, activity, event, pending or threatened investigation, condition or circumstance covered by any of clauses
         (i), (ii), (iii) or (iv) above or otherwise alleging any liability or potential liability under any Environmental Law, including CERCLA and OSHA (as defined below).

         Schedule 3.1(v) to this Agreement lists: (A) all Permits, regulatory plans and compliance schedules of Dundee pertaining to its businesses, together with their expiration and renewal dates (a copy of which have been delivered by Dundee to Springs) and all environmental audit reports or site investigations with respect to any facilities or properties currently or formerly used by Dundee in its businesses; (B) all Waste dumps and disposal, treatment and storage sites used by Dundee in connection with its businesses or located on real property owned, used or leased by Dundee at any time, and the names of the entities that have been engaged in the handling, transportation and disposal of waste materials for Dundee; (C) the material safety data sheets ("MSDS") for each "hazardous chemical" (as such term is defined under OSHA) produced by (or in products produced by) or used by Dundee; (D) all "underground storage tanks" (as defined under RCRA) and the Substances stored in them presently or formerly located on any real properties currently or formerly owned, leased or operated by Dundee; (E) all asbestos on property owned, leased or used by Dundee and (F) Emergency and Hazardous Chemical Inventory Forms for each "toxic chemical" which Dundee has notice that it is required to furnish pursuant to the Emergency Planning and Community Right to Know Act of 1986. "Environmental Laws" means and includes: (i) all applicable federal, state, or local laws relating to protection, preservation, or restoration of the environment, prevention or minimization of pollution, control and tracking of Hazardous Substances and Wastes, protection of public or employee health and safety, or similar matters, or the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Substances (as defined below) and any record keeping, notification and reporting requirements of them, including the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act of 1986, the Occupational Safety and Health Act of 1970 ("OSHA") and all comparable state and local laws, as amended from time to time, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance or Waste. "Hazardous Substance" means and includes: [s] any substance currently or which, to the knowledge of Dundee, may in the future be listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law (including any substances defined as "hazardous substances" under CERCLA), whether by type or by quality, including any material containing any such substance as a component, petroleum and any products or fractions thereof; and [t] any toxic or hazardous wastes, materials, pollutants or substances regulated under any other applicable law, including any so-called "Super Fund" or "Super Lien" legislation, now existing or hereafter enacted, relating to environmental, pollution or similar matters. "Waste" means and includes any garbage, refuse or waste, whether or not involving Hazardous Substances.

             (w) CONTINUITY OF STOCK OWNERSHIP.

                 (i) To the best of the knowledge of the executive officers of Dundee, there is no plan or intention by the holders of Dundee Shares to sell, exchange, or otherwise dispose of a number of Springs Shares received in the Merger that would reduce the ownership of Springs Shares by the holders of Dundee Shares to a number of Springs Shares having a value, as of the date of the Merger, of less than 50 percent of the value of all the formerly outstanding Dundee Shares as of the same date. For purposes of this representation, Dundee Shares Exchanged for cash pursuant to
             Section 2.3, surrendered by dissenters or exchanged for cash in lieu of fractional Springs Shares will be treated as outstanding on the date of the Merger. Moreover, Dundee Shares and Springs Shares held by holders of Dundee Shares and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation;

                 (ii) SubCorp will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Dundee immediately prior to the transaction. For purposes of this representation, amounts paid by Dundee to dissenters, Dundee assets used to pay its Merger expenses, and all redemptions and distributions (except for regular, normal dividends) made by Dundee immediately preceding the Merger, will be included as assets of Dundee held immediately prior to the Merger; and

                 (iii) the liabilities of Dundee to be assumed by Subcorp and the liabilities to which the assets of Dundee are subject were incurred by Dundee in the ordinary course of business.

             (x) FAIRNESS OPINION. The Board of Directors of Dundee has received an opinion from The Robinson-Humphrey Company, Inc. as of the date of this Agreement to the effect that the consideration to be received by the holders of the Dundee Shares pursuant to the Merger is fair to such holders from a financial point of view.

             (y) BROKERS, FINDERS AND INVESTMENT BANKERS. None of Dundee or any of its officers, directors or employees have employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement, except that Dundee has arrangements with The Robinson-Humphrey Company, Inc., the complete terms of which have been disclosed to Springs.

         3.2 REPRESENTATIONS AND WARRANTIES BY SPRINGS. Springs represents and warrants to, and agrees with, Dundee as of the date hereof and as of the Closing as follows and, as to matters regarding Subcorp, Subcorp represents and warrants to, and agrees with, Dundee as of the date hereof and as of the Closing as follows:

             (a) ORGANIZATION AND QUALIFICATION, ETC. Springs is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, has the corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted. SubCorp is a corporation duly organized under the laws of the State of Georgia and has the corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted. The copies of Springs's Articles of Incorporation and Bylaws and Subcorp's Articles of Incorporation and Bylaws, in each case, as amended to date, which have been delivered to Dundee, are complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof.

             (b) CAPITALIZATION. The authorized capital stock of Springs consists of 40,000,000 Springs Shares, 20,000,000 shares of Class B Common Stock (the "Springs Class B Shares") and 1,000,000 shares of $1.00 par value preferred stock (the "Springs Preferred Shares"). As of December 31, 1994, 9,764,558 Springs Shares were validly issued and outstanding, fully paid and non-assessable, and 119,585 Springs Shares were held in the treasury of Springs. As of December 31, 1994, 7,830,375 Springs Class B Common Shares were validly issued and outstanding, fully paid and non-assessable, and no Springs Class B Common Shares were held in the treasury of Springs. No Springs Preferred Shares are issued or outstanding or held in the treasury of Springs. The authorized capital stock of Subcorp consists of 10,000 shares of common stock of no par value, of which 1,000 shares are validly issued and outstanding, fully paid and non-assessable.
         Springs owns all of the outstanding shares of Subcorp, and no shares of Subcorp are held in its treasury.

             (c) AUTHORITY. Each of Springs and Subcorp has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on the part of Springs and SubCorp hereby. The execution and delivery by each of Springs and Subcorp of this Agreement and the consummation by each of Springs and Subcorp of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors (or a duly authorized committee thereof) and by Springs as the sole shareholder of Subcorp. No other corporate action on the part of Springs or Subcorp is necessary to authorize the execution and delivery of this Agreement by Springs or Subcorp or the consummation by Springs or Subcorp of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Springs and Subcorp and is a valid, binding and enforceable agreement of Springs and Subcorp.

             (d) NON-CONTRAVENTION. The execution and delivery of this Agreement by Springs and Subcorp do not and, subject to the expiration of the applicable waiting periods after the filings required by the HSR Act referred to in paragraph (e) below, the consummation by Springs and Subcorp of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Springs or Subcorp or (ii) violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under, any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both) any obligation or benefit under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets or property of Springs or Subcorp pursuant to any provision of, any contract, agreement, commitment, undertaking, arrangement or understanding to which Springs or any of its Subsidiaries is a party or bound or to which any of their assets or properties are subject that is (A) described in Item 14(a)(3) of Springs Annual Report (as hereinafter defined) in response to Items 601(b)(4) and 601(b)(10) of Regulation S-K, (B) described in Item 6(a) of Part II of the Springs Quarterly Reports (as hereinafter defined) in response to Items 601(b)(4) and 601(b)(10) of Regulation S-K or (C) required to be disclosed in Item 21(a) of the Registration Statement in response to Items 601(b)(4) and 601(b)(10) of Regulation S-K (a "Springs Material Contract"), or any law, ordinance, regulation, order, arbitration award, judgment or decree to which Springs or Subcorp is a party or by which either of them or their respective assets or properties is bound, and the same does not and will not constitute an event permitting termination of any Springs Material Contract, if such violation, conflict, default, acceleration, termination, entitlement, creation or imposition of a lien, charge, pledge, security interest or other encumbrance or event would, when taken together with all other such violations, conflicts, defaults, accelerations, terminations, entitlements to accelerate, creations and impositions of liens, charges, pledges, security interests and other encumbrances and events, affect adversely the assets, liabilities, financial condition, results of operations, business or prospects of Springs and its Subsidiaries taken as a whole.

             (e) CONSENTS. Except for the filing of the Registration Statement with the SEC and state securities commissions, filings with the FTC and Justice as required by the HSR Act, the filing of the Certificate of Merger with the Secretary of State of Georgia, no consent, authorization, order or approval, or filing or registration with, any Governmental Entity is required for or in connection with the execution and delivery of this Agreement by Springs or Subcorp and the consummation by Springs and Subcorp of the transactions contemplated hereby, if the failure to make such filing or registration or to obtain such consent, authorization, order or approval would have an adverse effect on the consummation of the Merger.

             (f) PERIODIC REPORTS. The information in the Springs's Annual Report on Form 10-K for the year ended January 1, 1994, including the proxy statement incorporated by reference therein (the "Springs Annual Report"), and its Quarterly Reports on Form 10-Q for the first three quarters of 1994 (the

         "Springs Quarterly Reports") (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (g) FINANCIAL STATEMENTS. Springs has previously furnished Dundee with a true and complete copy of the consolidated balance sheets of Springs and its Subsidiaries as of January 1, 1994, January 2, 1993 and December 28, 1991 and the related consolidated statements of operations, retained earnings and cash flows for the years then ended, including the notes thereto, certified by Deloitte & Touche, independent certified public accountants (the "Springs Audited Financial Statements"). The Springs Audited Financial Statements and the financial statements included in the Springs Quarterly Reports (together with the Springs Audited Financial Statements, the "Springs Financial Statements") have been prepared from, and are in accordance with, the books and records of Springs and its Subsidiaries and present fairly in all material respects the consolidated financial position and consolidated results of operations of Springs and Springs's Subsidiaries as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied, except as otherwise stated in such financial statements (including the notes thereto) and the audit reports thereon.

             (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since October 1, 1994, there has not been any material adverse change in the business, financial condition or results of operations of Springs and its Subsidiaries, taken as a whole.

             (i) PROXY STATEMENT; REGISTRATION STATEMENT. The information with respect to Springs, its officers and directors and its Subsidiaries (including SubCorp) that shall have been supplied by Springs or its authorized representatives in writing for use in the Proxy Statement or as contained in the Registration Statement, will not, on the date or dates the Proxy Statement is first mailed to shareholders of Dundee, or in the case of the Registration Statement at the time it becomes effective, and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct statements in any earlier filing with the SEC of such

         Registration Statement or amendment thereto or any earlier communication in the preparation of which Springs participated (including the Proxy Statement) to shareholders of Dundee or Springs with respect to the Merger.

             (j) ABSENCE OF UNDISCLOSED LIABILITIES AND AGREEMENTS. Except as set forth on the balance sheet as of October 1, 1994 included in the Springs Quarterly Reports, neither Springs nor any of its Subsidiaries had, as of October 1, 1994 debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due (including without limitation any uninsured liabilities resulting from failure to comply with any law applicable to the conduct of its business) required by generally accepted accounting principles to be set forth on such balance sheet or disclosed in the notes thereto.

             (k) ACTIVITIES OF SUBCORP. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Subcorp has neither incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

             (l) BROKERS, FINDERS AND INVESTMENT BANKERS. None of Springs, any of its Subsidiaries or any of their respective officers, directors or employees have employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement, except that Springs has arrangements with Goldman, Sachs & Co. and McGrath & Company, the complete terms of which have been disclosed to Dundee.

             (m) GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS. Springs is in substantial compliance in all respects with all laws, orders, regulations, policies and guidelines of all Governmental Entities applicable to Springs or any of its businesses or properties and assets. Springs has all material permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its businesses. No notice has been issued and to Springs' knowledge no investigation or review is pending or threatened against Springs by any Governmental Entity (i) with respect to any alleged violation by Springs of any law, order, regulation, policy or guidelines of any Governmental entity, or (ii) with respect to any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of Springs, except for violations or failures that, individually or in the aggregate, would not materially and adversely affect the assets, liabilities, financial condition, results of operations or business of Springs and its Subsidiaries, taken as a whole. Springs is not in violation of any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality, arbitrator or other person.

             (n) LEGAL PROCEEDINGS. There is no claim, action, suit, proceeding or investigation pending or, to the knowledge of Springs, contemplated or threatened against Springs or any of its properties or assets (or any of its officers or directors in connection with the business of Springs) before any arbitrator or Governmental Entity, domestic or foreign, which in the event of a final adverse determination, considered individually or in the aggregate with all such other claims, actions, suits or proceedings, would materially and adversely affect the assets, liabilities, financial condition, results of operations or business of Springs and its Subsidiaries, taken as a whole, nor it there any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person outstanding against Springs having such effect; and (ii) Springs is not a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person against Springs which, when considered individually or in the aggregate with all such other judgments, decrees, injunctions, rulings or orders, adversely affects the assets, liabilities, financial condition, results of operations or business of Springs and its Subsidiaries, taken as a whole.


                                   ARTICLE 4

                      ADDITIONAL COVENANTS AND AGREEMENTS

         4.1 CONDUCT OF BUSINESS. During the period from the date hereof to the Effective Time (except as required by law, as set forth on Schedule 4.1 and for the transactions contemplated by this Agreement):

             (a) OPERATION BY DUNDEE IN THE ORDINARY COURSE OF BUSINESS.
         Dundee shall conduct its operations according to its ordinary and usual course of business in substantially the same manner as heretofore conducted and use its best efforts to preserve intact its business organization, keep available the services of its officers and employees, and maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with it. Dundee shall prepare and file all federal, state, local and foreign returns for Taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Springs, at its request, to review all such returns, reports, filings and amendments at Dundee's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

             (b) FORBEARANCES BY DUNDEE. Dundee shall not, without the prior written consent of Springs, which consent shall not be unreasonably withheld (and shall be deemed given if no written response shall have been made within five (5) days after receipt by Springs of a written request therefor by Dundee):

                 (i) incur any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary and usual course of business, or pay any debt, liability or obligation of any kind other than such current liabilities and current maturities of existing long-term debt (including interest when due) in each case only in accordance with the terms of the document creating and evidencing such debt, or fail to pay any debt when due or take or fail to take any action, which taking or failing to take would permit any debt to be accelerated;

                 (ii) assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation, or make any loans or advances to any individual, firm or corporation;

                 (iii) declare, set aside or pay any dividend (whether in cash, capital stock or property) with respect to its capital stock or declare or make any distribution on, redeem, or purchase or otherwise acquire any Dundee Shares, or split, combine or otherwise similarly change the outstanding Dundee Shares, or authorize the creation or issuance of or issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock, or agree to take any such action;

                 (iv) mortgage, pledge or otherwise encumber any property or asset, except in the ordinary and usual course of business;

                 (v) sell, lease, transfer or dispose of any of its properties or assets, waive or release any rights or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary and usual course of business but in no event shall any such sale or disposition exceed $100,000;

                 (vi) acquire any subsidiary or make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation, except in the ordinary and usual course of business but in no event greater than $100,000;

                 (vii) fail to perform in all material respects its obligations under Material Contracts (except those being contested in good faith) or enter into, assume or amend any contract or commitment that (A) extends for more than six months after the date of this Agreement and calls for the payment or receipt of more than $50,000 by Dundee, or (B) would be a Material Contract other than, in the case of this clause (B), contracts for the sale of products entered into in the ordinary and usual course of business;

                 (viii) except as set forth on Schedule 4.1(b)(viii) and except for regularly scheduled increases for non-officer employees made prior to the Effective Time in accordance, both as to timing and amount, with normal prior practice, increase in any manner the compensation or fringe benefits of any of its officers or employees or pay or agree to pay any bonus or severance pay or pension or retirement allowance not required by any existing plan or agreement to any of its officers or employees, or commit itself to or enter into any employment agreement or any incentive compensation, deferred compensation, profit sharing, stock option, stock purchase, savings, consulting, retirement, pension or other "fringe benefit" plan or arrangement with or for the benefit of any officer, employee or other person;

                 (ix) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse, unless Dundee makes reasonable efforts to obtain simultaneously with such termination or cancellation replacement policies providing substantially the same coverage on commercially reasonable terms and, if so available, such replacement policies shall be maintained in full force and effect;

                 (x)      amend its Articles of Incorporation or Bylaws;

                 (xi) enter into any union, collective bargaining or similar agreement;

                 (xii) make sales of goods other than in accordance with its customary practices regarding price and credit or make any shipment of goods other than in accordance with its customary practices regarding delivery dates requested by customers; or

                 (xiii) enter into an agreement or commitment to do any of the things described in clauses (i) through (xii).

In connection with the continued operation of the businesses of Dundee between the date of this Agreement and the Effective Time, Dundee shall confer in good faith on a regular and frequent basis with one or more representatives of Springs designated in writing to receive reports on operational matters and the general status of ongoing operations, and Springs shall be entitled to have its representatives present in the offices, plants and other facilities of Dundee to monitor its business activities and its compliance with the provisions of this Agreement. Dundee acknowledges that Springs does not and will not waive any rights it may have under this Agreement as a result of such consultations including the requirement that Dundee obtain the written consent of Springs to certain actions as required by this Section 4.1(b), nor shall Springs be responsible for any decisions made by Dundee's officers and directors with respect to matters which are the subject of such consultation.

             (c) ACTIONS BY SPRINGS. Springs shall not, without the prior written consent of Dundee, which consent shall not be unreasonably withheld (and shall be deemed given if no written response shall have been made within five (5) days after receipt by Dundee of a written request therefor by Springs):

                 (i) declare, set aside or pay any dividend (whether in cash, capital stock or property) with respect to its capital stock or declare or make any distribution on any of its capital stock, except for regular quarterly dividends at a rate not exceeding 125% of the last such dividend; or

                 (ii) amend its Articles of Incorporation or Bylaws in any manner that adversely affects the rights of holders of Springs Shares.

         4.2 MEETING OF DUNDEE SHAREHOLDERS.

             (a) APPROVAL OF MERGER. Dundee covenants and agrees that its Board of Directors shall (i) cause the Dundee Shareholders Meeting to be duly called and held in accordance with Dundee's Articles of Incorporation, its Bylaws and applicable law as soon as reasonably practicable to consider and vote upon this Agreement; (ii) recommend approval of this Agreement to the holders of the Dundee Shares; and
         (iii) use its best efforts to cause such meeting to take place and to obtain the approval by the holders of the Dundee Shares of the Merger and other transactions contemplated by this Agreement in accordance with its Articles of Incorporation, Bylaws and the GBCC.

             (b) OTHER MATTERS. At the Dundee Shareholders Meeting the holders of the Dundee Shares will be asked to approve or ratify the following matters:

                 (i) all issuances or sales by Dundee of Dundee Shares since July 1, 1989; and

                 (ii) the waiver of preemptive rights by holders of Dundee Shares with respect to all issuances or sales of Dundee Shares by Dundee since February 1, 1990.

         4.3 BEST EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions in this Agreement, the parties hereto shall each use their best efforts to perform their respective obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement, including without limitation:

             (a) REGULATORY ACTION.  Subject to the terms and conditions of
         Section 4.12, Dundee and Springs shall promptly make their respective filings and submissions and shall take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to (i) comply with the provisions of the HSR Act and (ii) obtain any other required approval of any other Governmental Entity with jurisdiction over the transactions contemplated by this Agreement.

             (b) CERTAIN LEGAL PROCEEDINGS. Subject to the terms and conditions of Section 4.12, in the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use their best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use their best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

             (c) NOTICE. Each party shall give prior written notice to the others of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Dundee, Springs or SubCorp, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or that will or may result in the failure to satisfy any of the conditions specified in Article 5 and (ii) any failure of Dundee, Springs or SubCorp, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         4.4 INVESTIGATION. Dundee agrees to permit Springs and its authorized representatives to have or cause them to be permitted to have, after the date hereof and until the Effective Time, full access to the premises, books and records of Dundee at reasonable hours, and, subject to Dundee's consent which shall not be unreasonably withheld, to enter upon any and all of the properties of Dundee for purposes of testing of the soil, water, groundwater, tanks, containers, effluent, equipment, building components, raw materials, finished products and wastes, or conducting such other tests and studies as Springs or its consultants in their reasonable opinion deem appropriate or necessary, and the officers of Dundee will furnish Springs with such financial and operating data and other information with respect to Dundee's business and properties as Springs shall from time to time reasonably request. Dundee will instruct its auditing firm to permit Springs and its representatives, including its auditing firm, to review the work papers of Dundee's Auditors relating to their examination of the Dundee Audited Financial Statements. No investigation by Springs heretofore or hereafter made shall affect the representations and warranties of Dundee, and each such representation and warranty shall survive any such investigation, subject to Section 7.5. Springs covenants and agrees to hold all information received by it in connection herewith in accordance with the Confidentiality Agreement dated January 6, 1995 between Springs and Dundee (the "Confidentiality Agreement").

         4.5 EXPENSES. Except as otherwise provided in this Agreement, if the Merger is not consummated, all costs and expenses (including any brokerage commissions or any finder's or investment banker's fees and including attorney's and accountants' fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that Springs and Dundee shall share equally the costs of printing the Proxy Statement and Registration Statement and filing such documents with the SEC and any state securities commission.

         4.6 NO SOLICITATION OF TRANSACTIONS. From the date hereof until the Effective Time or until this Agreement is terminated or abandoned as provided in Article 6, Dundee shall not, directly or indirectly, through any officer, director, agent, shareholder or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below in this Section 4.6), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries to take any such action, and Dundee shall notify Springs thereof orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, Dundee shall deliver to Springs a copy of such inquiry or proposal; provided, however, that nothing contained in this Section
4.6 or elsewhere in this Agreement shall prohibit the Board of Directors of Dundee, as the case may be, from: (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited written, bona fide proposal, which is not subject to any material contingencies that the Board of Directors of Dundee determines in good faith are not reasonably capable of being satisfied (and nothing contained in this Section 4.6 or elsewhere in this Agreement shall prohibit Dundee from holding discussions necessary to make this determination), to acquire Dundee pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction if, and only to the extent that,
(A) the Board of Directors of Dundee, after consultation with and based upon the advice of independent legal counsel (who may be Dundee's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of Dundee to comply with its fiduciary duties to shareholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Dundee (I) provides reasonable notice to Springs to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (II) receives from such person or entity an executed confidentiality agreement in reasonably customary form on terms not more favorable to such person or entity than the terms contained in the Confidentiality Agreement; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 4.2 following the occurrence of a Competing Transaction if the Board of Directors of Dundee, after consultation with and based upon the advice of independent legal counsel (who may be Dundee's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of Dundee to comply with its fiduciary duties to shareholders under applicable law. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Dundee: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of Dundee, taken as a whole, in a single transaction or series of transactions;
(iii) any tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Dundee or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of Dundee; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Nothing in this Section
4.6 shall (i) permit Dundee to terminate this Agreement, (ii) permit Dundee to enter into any agreement with respect to a Competing Transaction during the term of this Agreement or (iii) affect any other obligation of Dundee under this Agreement.

         4.7 REGISTRATION STATEMENT AND PROXY STATEMENT. Springs shall, and Dundee shall cooperate in taking steps to, (i) prepare and file with the SEC as soon as is practicable the Registration Statement, which shall contain a preliminary draft of the Proxy Statement, and (ii) use best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable. Promptly after the Registration Statement has been declared effective by the SEC, Dundee shall mail the Proxy Statement to the holders of Dundee Shares, and Dundee shall use its best efforts to solicit proxies in favor of the adoption and approval of this Agreement and the Merger. Springs shall also take any action required to be taken under state blue sky or securities laws in connection with the Merger. The Registration Statement and the Proxy Statement shall conform as to form in all material respects with all applicable requirements of the federal securities laws and Georgia law.

         4.8 NYSE LISTINGS. Springs shall cause the Springs Shares to be issued in connection with the Merger to be authorized for listing on the New York Stock Exchange, upon official notice of issuance, prior to the Effective Time.

         4.9 AFFILIATES OF DUNDEE. Dundee will provide Springs with such information as Springs may reasonably request to determine the identity of those persons (as defined in Rule 145(e)) who may be deemed "affiliates" of Dundee under Rule 145 promulgated by the SEC under the Securities Act, and shall identify those persons whom Dundee believes may be deemed affiliates thereunder at the time the Merger is submitted to a vote of Dundee's shareholders. Dundee shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to Springs prior to the Closing a written agreement (an "Affiliate Agreement") providing that such person will not sell, pledge, transfer or otherwise dispose of the Springs Shares to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder. Springs shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act for the purposes of resales of Springs Shares by "affiliates" or to deliver any certificates evidencing Springs Shares to any "affiliate" from whom an Affiliate Agreement has not been received unless any such certificate contains a legend stating in substance that Springs may refuse to transfer such Springs Shares in the absence of an effective Registration Statement as to such transfer, or unless Springs receives an opinion of counsel satisfactory to Springs that registration with respect to such transfer is not required. Such Affiliate Agreements shall provide that such "affiliates" agree that during the period of time following the consummation of the Merger when the Springs Shares of "affiliates" may be sold without registration only in compliance with Rule 145 there may be placed upon the certificates representing Springs Shares received by them pursuant to the Merger, or any substitutions therefor, a legend stating in substance that Springs may refuse to transfer such shares in violation of the Affiliate Agreement or in the absence of an effective Registration Statement as to such transfer, or an opinion of counsel satisfactory to Springs that such registration is not required.

         4.10 RULE 145. Springs covenants for a period of three years following the Effective Time of the Merger that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the SEC thereunder (or, if Springs is not required to file such reports, it will, upon the request of any holder of Springs Shares issued in connection with the Merger, make publicly available other information so long as it is necessary to permit sales under Rule 145 under the Securities Act but only if Springs otherwise makes such information publicly available), that it will take such further action as any holder of Springs Shares issued in connection with the Merger may reasonably request, all to the extent required from time to time to enable such shareholders to sell Springs Shares within the limitation of the exemptions provided by (i) Rule 145 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

         4.11 PUBLIC ANNOUNCEMENTS. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance unless Springs or Dundee is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable NYSE rules and then only after making a reasonable attempt to comply with provisions of this Section 4.11.

         4.12 ANTITRUST CHALLENGES. In the event a suit is instituted challenging the Merger as violative of the antitrust laws, each of Springs and Dundee will use its best efforts to defend against such suit. Springs and Dundee will use their best efforts to take such action as may be required by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of the antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order which has the effect of preventing the consummation of the Merger; provided, however, that Springs shall not be required to agree to any divestiture by Springs or Dundee or any of Springs' Subsidiaries of any shares of capital stock or of any business, properties or assets of Springs or Dundee or any of Springs' Subsidiaries, or the imposition of any material limitation on the ability of Springs to conduct such business or to own or exercise control of such stock, business, properties or assets.

         4.13    EMPLOYEE MATTERS.

             (a) EMPLOYEE BENEFITS AND AGREEMENTS. Springs shall provide the employees of Dundee as of the Effective Time with employee benefit plans that are in the aggregate not materially less favorable to such employees than the Employee Plans provided by Dundee and shall give each Dundee employee credit for employment with Dundee for purposes of eligibility to participate in, vesting and payment of benefits under such plans; provided, however, that, except as otherwise specifically provided in subsection (b), nothing in this Agreement shall be deemed to require Springs to cause to be continued any employee's employment, responsibilities or officer title for any definite period.

             (b) EMPLOYMENT. Springs will cause the Surviving Corporation to agree to employ each of the Dundee employees listed on Schedule 4.13(b) for the number of months following the Closing set forth beside his name on Schedule 4.13(b) (the "Initial Term") for compensation at the annual rate set forth beside the employee's name on Schedule 4.13(b); provided, however, that either Springs or any such employee shall be entitled to terminate the employment of such employee effective at upon the completion of his Initial Term, after not less than two weeks notice to the other party, and upon such termination the terminated employee shall receive a one time payment equal to the amount set forth beside his name on Schedule 4.13(b). No such employee shall be required by Springs to relocate during his Initial Term without such employee's consent. Such employment shall be in such executive capacity and with such title as Springs shall determine. In addition, Springs shall offer to employ Lowell Belk until December 31, 1997 at total annual compensation of at least $118,000, provided that he agrees to relocate his office to Lancaster, S.C. at the request of Springs.
             (c) Springs agrees that upon any termination or suspension of further benefits accruals under Dundee's qualified pension plans, any funds held in trust for the pension plans will be credited to the accounts of pension plan participants of those plans in those or other qualified employee benefit plans as Springs may determine subject to any applicable ERISA requirements.

             (d) Springs agrees to guarantee Dundee's obligations under the Dundee Mills Supplemental Executive Retirement Plan following the Closing.

         4.14    INDEMNIFICATION.

             (a) ARTICLES OF INCORPORATION; BYLAWS. At the Effective Time, the Articles of Incorporation and Bylaws of Dundee will contain provisions relating to limitation of liability and indemnification which shall be continued in the Articles of Incorporation and Bylaws of the Surviving Corporation. Springs agrees that these provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation will be deemed to have been duly adopted by Dundee and will be complied with by the Surviving Corporation. From and after the Effective Time, Springs will not take any action, nor permit any action to be taken, which would change or amend the provisions of the Articles of Incorporation or Bylaws of the Surviving Corporation in effect at the Effective Time relating to limitation of liability or indemnification, prior to the expiration of all statutes of limitation applicable to events occurring on or prior to the Effective Time, in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were entitled to the benefits of such provisions.

             (b) REORGANIZATION, ETC. In the event the Surviving Corporation or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 4.14.

         4.15 ACCOUNTANTS' LETTERS. Each of Dundee and Springs agrees to use its best efforts to obtain and deliver to the other letters of Springs Auditors and Dundee's Auditors, dated the date of the Proxy Statement/Prospectus included within the Registration Statement, the effective date of the Registration Statement and the Closing Date (or such other dates reasonably acceptable to the parties) with respect to certain financial statements and other financial information included in the Registration Statement, which letters shall be in form reasonably satisfactory to the addressee.

         4.16 FINANCIAL STATEMENTS OF DUNDEE. Dundee shall cause to be prepared and delivered to Springs as soon as practicable after they have been prepared (but in no event later than February 15, 1994) unaudited balance sheets of Dundee as of December 31, 1994 and December 31, 1993 and the related unaudited statements of income, stockholders equity and cash flows, including the notes thereto. Such financial statements shall be in conformity with GAAP in all respects and shall otherwise meet the requirements for Dundee Financial Statements in Section 3.1(g), and shall be prepared in such manner and include such information necessary in order to satisfy Springs' disclosure requirements under the United States securities laws as determined by Springs in its reasonable judgment.

         4.17 SPRINGS ACTIONS. Following the Effective Time, Springs shall not take any action that would disqualify, or fail to take any action necessary to preserve, the Merger as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 5

                            CONDITIONS TO THE MERGER

         5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

             (a) DUNDEE SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved at the Dundee Shareholders Meeting duly called and held in accordance with Dundee's Articles of Incorporation and Bylaws and the GBCC, by the holders of a majority of the Dundee Shares outstanding and entitled to vote thereon.

             (b) HSR ACT. All applicable waiting periods under the HSR Act shall have expired or been terminated.

             (c) TAX EFFECT OF MERGER. Dundee and Springs shall each have received a written opinion of Sutherland, Asbill & Brennan, in form reasonably satisfactory to Dundee and Springs (the "Tax Opinion"), to the effect that to the extent the Merger Consideration is comprised of Springs Shares, the Merger shall be treated as a tax-free reorganization under the applicable provisions of the Code. In connection with the Tax Opinion, Sutherland, Asbill & Brennan shall be entitled to make factual assumptions as are customary in similar tax opinions, and such factual assumptions shall be confirmed by certificates executed by responsible officers of Dundee and Springs. Sutherland, Asbill & Brennan may also rely on all representations, warranties, covenants and agreements of the parties contained in this Agreement or any Schedule hereto.

             (d) REGISTRATION STATEMENT. The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or under the proxy rules of the SEC pursuant to the Exchange Act and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC.

             (e) NYSE LISTING. The Springs Shares to be issued in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

         5.2 CONDITIONS TO OBLIGATIONS OF SPRINGS AND SUBCORP. Consummation of the Merger is subject to the fulfillment to the reasonable satisfaction of Springs, prior to or at the Closing, of each of the following conditions:

             (a) CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations and approvals required under the items listed on Schedule 3.1(e) shall have been obtained or made.

             (b) INJUNCTION, ETC. The consummation of the Merger will not violate the provisions of any injunction, order, judgment, decree, law or regulation applicable or effective with respect to Springs, SubCorp or their respective officers and directors. No suit or proceeding shall have been instituted by any person, or, to the knowledge of Springs, shall have been threatened by any Governmental Entity, which seeks
         (i) to prohibit, restrict or delay consummation of the Merger or to limit in any material respect the right of Springs to control any material aspect of the business of Springs and its Subsidiaries or Dundee and its Subsidiaries after the Effective Time, or (ii) to subject Springs or Dundee or their respective directors or officers to material liability on the ground that it or they have breached any law or regulation or otherwise acted improperly in relation to the transactions contemplated by this Agreement; provided, however, that in the case of (ii) above, Springs shall have made a good faith determination that a substantial basis exists which would support a finding of such liability against the officers and directors of Dundee or Springs.

             (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Dundee contained in this Agreement shall have been true and correct in all respects at the date hereof and shall also be true and correct in all respects at and as of the Effective Time, except for changes contemplated in this Agreement, with the same force and effect as if made at and as of the Effective Time, except in either case as such representations and warranties by their terms relate only to periods of time prior to the Effective Time, or except where the failure of any representation and warranty to be true and correct would not have a material adverse effect on the assets, liabilities, financial condition, results of operations, business or prospects of Dundee; and Dundee shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

             (d) AFFILIATE AGREEMENTS. There shall have been delivered to Springs Affiliate Agreements as described in Section 4.9.

             (e) CERTIFICATE. Dundee shall have delivered to Springs a certificate, dated as of the Effective Time, of the Chief Executive Officer and the Chief Financial Officer of Dundee to the effect that
         (i) they are familiar with the provisions of this Agreement and (ii) to the best of their knowledge the conditions specified in paragraph
         (c) of this Section 5.2 have been satisfied. Such certificate shall also specify the number of issued and outstanding shares of Dundee Common Stock and shall certify that to the best of their knowledge there has been no violation by Dundee of Sections 4.1 or 4.6 hereof.

             (f) OPINION AND CONFIRMATION OF DUNDEE'S COUNSEL.

                 (i) Springs and Subcorp shall have received an opinion or opinions, dated as of the Effective Time, of

             King & Spalding in form and substance and with such exceptions and limitations as shall be reasonably satisfactory to Springs, substantially to the effect that:

                          (A) Dundee is a corporation incorporated, validly existing and in good standing under the laws of the State of Georgia, and has the corporate power and authority to own its properties and assets and to conduct its business as it is described in the Registration Statement.

                          (B) The authorized capital stock of Dundee consists of 200,000 Dundee Shares. As of the date of such opinion, there are 46,728 Dundee Shares issued and outstanding. Dundee owns all of the outstanding shares of capital stock of its Subsidiaries.

                          (C) Dundee has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on the part of Dundee. The Agreement has been duly adopted by the Board of Directors of Dundee and duly approved by its shareholders, duly executed and delivered by Dundee, and is a valid and binding agreement of Dundee enforceable in accordance with its terms, subject to: (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally; and
                 (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, provided that no opinion is expressed with respect to the enforceability of Sections 4.6, 6.2 or 6.4.

                          (D) Neither the execution nor delivery by Dundee of this Agreement nor the performance of its obligations hereunder will (with the passage of time or the giving of notice or both): (i) constitute a violation of, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any security interest, lien or other encumbrance or adverse claim against, or upon any of the property of, Dundee or any of its Subsidiaries under (I) any term or provision of the Articles of Incorporation or Bylaws of Dundee, (II) any contract, agreement, commitment, undertaking, arrangement, or understanding (including without limitation those imposing any rights of first refusal or transfer restrictions) to which Dundee or any of its Subsidiaries is a party or bound or to which any of its properties is subject, that is listed on
                 Schedule 3.1(n) or that is known to such counsel, (III) any permit, judgment, decree or order of any Governmental Entity that is listed on Schedule 3.1(e) or that is known to such counsel or (IV) any applicable law which in the experience of such counsel is normally applicable to transactions of the type contemplated by this Agreement; or (ii) create or cause the acceleration of the maturity of, any indebtedness, obligation, or liability of Dundee that is listed on Schedule 3.1(n) or that is known to such counsel.

                          (E) Except for the filing of the Certificate of Merger with the Secretary of State of Georgia, each consent, authorization, order and approval of, and filing and registration with, any Governmental Entity required to be made or obtained by Dundee for the execution and delivery of this Agreement and the other documents and agreements contemplated hereby and the consummation of the transactions contemplated by this Agreement have been made or obtained.

                          (F) The Proxy Statement sent by Dundee to its shareholders for purposes of the Dundee Shareholders Meeting held pursuant to Section 5.2 of this Agreement complied as to form in all material respects with the requirements of Georgia law.

                          (G) The Shareholders of Dundee have duly approved or ratified the matters described in Section 4.2(b)(i) and
                 (ii) and a disinterested committee of the Board of Directors of Dundee has duly authorized and approved the payments to officers of Dundee as set forth on Schedule 4.1(b)(viii) pursuant to Section 14-2-862 of the Georgia Business Corporation Code.

                          (H) The Directors of Dundee have taken action with respect to the Dundee Mills Supplemental Executive Retirement Plan that has the effect of preventing a Change in Control (as defined in Section 1.5 of such plan) from being considered to have occurred by reason of the Merger.

                          (I) Upon the filing of the Certificate of Merger with the Secretary of State of Georgia in accordance with
                 Section 1.3 of the Agreement, the Merger shall become effective in accordance with the GBCC;

                          (J)     Each of Dundee's Subsidiaries listed on
                 Schedule 3.1(f) is a corporation incorporated, validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is described in the Proxy Statement.

                 (ii) Springs and Subcorp shall have received confirmation, dated as of the Effective Time, from King & Spalding, substantially to the effect that:

                          (A)     Such counsel has participated in the
                 preparation and review of the Registration Statement and the Proxy Statement. From time to time such counsel has had discussions with officers, directors and employees of Dundee and the independent accountants who examined certain consolidated financial statements of Dundee and its Subsidiaries and, based thereon, no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement or the Proxy Statement (except for the financial statements, schedules and other financial and statistical information included therein, as to which such counsel need express no opinion) or any amendment or supplement thereto, at the time they were mailed to the shareholders of Dundee and at the time of the Dundee Shareholders Meeting, contained any untrue statement of a material fact regarding Dundee and its Subsidiaries or omitted to state a material fact regarding Dundee and its Subsidiaries required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel has not, however, independently verified, is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Proxy Statement;

                          (B) To the knowledge of such counsel there is no litigation or other proceeding against Dundee or any its Subsidiaries, or its properties and assets, pending or overtly threatened by a written communication to Dundee, that would be required to be disclosed pursuant to the requirements of Item 103 of Regulation S-K if Dundee were subject thereto.

             Such opinion may be limited to the laws of the State of Georgia and the federal laws of the United States of

             America and, except as set forth in Section 6.2(f)(i)(E), may exclude the applicability and effect of any antitrust and unfair competition laws. In rendering such opinions such counsel may rely upon opinions of other counsel and may rely upon certificates of public officials and officers of Dundee as to factual matters and shall be under no obligation to make any independent investigation as to factual matters.

             (g) LETTERS FROM ACCOUNTANTS. Springs shall have received the letters of Ernst & Young contemplated by Section 4.15.

             (h) CERTAIN ANTITRUST MATTERS. No proceeding shall be pending or threatened with respect to the transactions hereunder and no order, decree or judgement shall have been entered or issued, which, in any such case, would require any divestiture by Springs or Dundee or any of Springs' or Dundee's Subsidiaries of any shares of capital stock or of any business, properties or assets of Springs or Dundee or any of Dundee's or Springs' Subsidiaries, or the imposition of any material limitation on the ability of Springs to conduct its business or to own or exercise control of such stock, business, properties or assets.

             (i) SERP DETERMINATION. The Board of Directors of Dundee shall have determined that, for purposes of the Dundee Mills Supplemental Executive Retirement Plan, no Change in Control (as defined in Section
         1.5 of such plan) will be considered to have occurred by reason of the Merger.

             (j) APPRAISAL RIGHTS. Appraisal rights under the GBCC shall have been perfected by holders of not more than eight (8) percent of the outstanding Dundee Shares.

             (k) ADDITIONAL CERTIFICATES, ETC. Dundee shall have furnished to Springs such additional certificates, opinions and other documents as Springs may have reasonably requested as to any of the conditions set forth in Sections 5.1 and 5.2.

             (l) CERTAIN SHAREHOLDER ACTION. The shareholders of Dundee shall have duly approved or ratified the matters described in Section 4.2(b).

             (m) FILING DEFICIENCIES. Dundee shall have cured all deficiences with respect to the filing of required forms or documents and satisfied all related obligations (including late fees or penalties) with respect to the HSR Act and all Dundee pension plans, all at no material expense to Dundee.

             (n) SHAREHOLDER LOANS. All of the loans made by Dundee to Dundee Shareholders set forth on Schedule 5.2(n) shall have been repaid in full with interest in accordance with their terms.

             (o) IDB FINANCINGS. Dundee and its counsel shall have taken all action necessary to preserve the tax exempt status of the Industrial Revene Bonds set forth on Schedule 3.1(e).

         5.3 CONDITIONS TO OBLIGATIONS OF DUNDEE. Consummation of the Merger is subject to the fulfillment to the reasonable satisfaction of Dundee, prior to or at the Effective Time, of each of the following conditions:

             (a) CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity, (other than the filing of the Certificate of Merger with the Secretary of State of Georgia) which are required for or in connection with the execution and delivery of this Agreement by Springs and SubCorp and the consummation by Springs and SubCorp of the transactions contemplated hereby shall have been obtained or made.

             (b) INJUNCTION, ETC. The consummation of the Merger will not violate the provisions of any injunction, order, judgment, decree, law or regulation applicable or effective with respect to Dundee or its officers or directors.

             (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Springs and Subcorp contained in this Agreement shall have been true and correct in all respects at the date hereof and shall also be true and correct in all respects at and as of the Effective Time, except for changes contemplated in this Agreement, with the same force and effect as if made at and as of the Effective Time or except as such representations and warranties by their terms relate only to periods of time prior to the Effective Time or except where the failure of any representation or warranty to be correct would not have a material adverse effect on the ability of Springs to consummate the Merger or would not have a material adverse effect on the consolidated assets, liabilities, financial condition, results of operation, business or prospects of Springs and its subsidiaries, taken as a whole; and Springs shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

             (d) SPRINGS SHARES. The Springs Shares issued to the shareholders of Dundee pursuant to the Merger shall, upon consummation of the Merger, be validly authorized and issued, fully paid and nonassessable.

             (e) CERTIFICATE. Springs shall have delivered to Dundee a certificate, dated as of the Effective Time, of the Chief Executive Officer or a senior executive officer of Springs to the effect that
         (i) he is familiar with the provisions of this Agreement and (ii) to the best of his knowledge the conditions specified in paragraph (c) of this Section 5.3 have been satisfied.

             (f) OPINION AND CONFIRMATION OF SPRINGS'S AND SUBCORP'S COUNSEL.

                 (i) Dundee shall have received an opinion, dated as of the Effective Time, of Sutherland, Asbill & Brennan, counsel to Springs and Subcorp, in form and substance and with such exceptions and limitations as shall be reasonably satisfactory to Dundee, substantially to the effect that:

                          (A) Springs is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina and has the corporate power and authority to own its properties and assets and to conduct its business as it is described in the Registration Statement.

                          (B) SubCorp is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has corporate power and authority to own its properties and assets and to carry on its business as it is described in the Registration Statement.

                          (C) The authorized capital stock of Springs consists of 40,000,000 Springs Shares, 20,000,000 shares of Class B Common Stock and 1,000,000 shares of Springs Preferred Stock. As of the date of such opinion there are _____________ Springs Shares, ____ shares of Springs Class B shares and _____ shares of Preferred Stock issued and outstanding. The issued and outstanding Springs Shares are duly authorized, validly issued, fully paid and non-assessable.

                          (D) Each of Springs and Subcorp has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on the part of Springs and SubCorp. Each of Springs and Subcorp has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby. The Agreement has been duly adopted by the respective Boards of Directors of Springs and SubCorp, executed and delivered by each of Springs and Subcorp and is a valid and binding agreement of Springs and SubCorp and enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally; and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, provided that no opinion is expressed with respect to the enforceability of Sections 4.6, 6.2 or 6.4.

                          (E) Except for the filing of the Certificate of Merger with the Secretary of State of Georgia, each consent, authorization, order and approval of, and filing and registration with, any Governmental Entity required to be made or obtained by each of Springs and Subcorp for the execution and delivery of this Agreement and the other documents and agreements contemplated hereby and the consummation of the transactions contemplated by this Agreement have been made or obtained.

                          (F) The Springs Shares issued to the shareholders of Dundee shall, upon consummation of the Merger, be validly authorized and issued, fully paid and nonassessable.

                          (G) Neither the execution nor delivery of this Agreement by each of Springs and Subcorp and the performance by Springs and Subcorp of their respective obligations hereunder will constitute a violation of (i) any term or provision of the respective Articles of Incorporation or Bylaws of Springs or SubCorp, (ii) any permit, judgment, decree or order of any Governmental Entity known to such counsel or (iii) any applicable law which in such counsel's experience is normally applicable to transactions of the type contemplated by the this Agreement.

                          (H) The Registration Statement with respect to the distribution of Springs Shares to the shareholders of Dundee pursuant to this Agreement complied as to form in all material respects with the requirements of the federal securities laws.

                          (I) Upon the filing of the Certificate of Merger with the Secretary of State of Georgia in accordance with
                 Section 1.3 of this Agreement, the Merger shall become effective in accordance with the GBCC.

                 (ii) Dundee shall have received confirmation, dated as of the Effective Time, from Sutherland, Asbill & Brennan, substantially to the effect that:

                          (A)     Such counsel has participated in the
                 preparation and review of the Registration Statement and the Proxy Statement. From time to time such counsel has had discussions with officers, directors and employees of Springs and the independent accountants who examined certain financial statements of Springs and its Subsidiaries and, based thereon, no facts have come to such counsel's attention which leads such counsel to believe that the Registration Statement or Proxy Statement (except for the financial statements, schedules and other financial and statistical information included therein, as to which such counsel need express no opinion) or any amendment or supplement thereto contained, at the time they were mailed to the holders of Dundee Shares and at the time of the Dundee Shareholders Meeting, any untrue statement of a material fact regarding Springs or omitted to state a material fact regarding Springs required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel has not, however, independently verified, and is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained the Registration Statement and the Proxy Statement.

                          (B) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and insofar, as such counsel knows, no proceeding for that purpose has been instituted or is pending or contemplated.

             Such opinion may be limited to the laws of the State of Georgia, the corporation law of the State of South Carolina and the federal laws of the United States of America and, except as set forth in
             Section 5.3(f)(i)(E), may exclude the applicability and effect of any antitrust and unfair competition laws. In rendering such opinions such counsel may rely upon opinions of C. Powers Dorsett, General Counsel of Springs, and other counsel and may rely upon certificates of public officials and officers of Springs, SubCorp or any of Springs's other Subsidiaries as to factual matters and shall be under no obligation to make any independent investigation as to factual matters.

             (g) LETTERS FROM ACCOUNTANTS. Dundee shall have received the letters of Deloitte & Touche contemplated by Section 4.15.

             (h) TAX ADVICE. Dundee shall not have been advised by King & Spalding that in its opinion the Merger shall not be treated as a tax-free reorganization under the applicable provisions of the Code to the extent the Merger Consideration consists of Springs Shares.

             (i) INVESTMENT BANKER'S OPINION. The Robinson-Humphrey Company, Inc. shall have delivered to Dundee its written opinion, dated approximately the date of mailing of the Proxy Statement, that the consideration to be received by the holders of the Dundee Shares pursuant to the Merger is fair to such holders from a financial point of view and shall have consented to the inclusion of a copy of such opinion in the Proxy Statement.

             (j) ADDITIONAL CERTIFICATES, ETC. Springs shall have furnished to Dundee such additional certificates, opinions and other documents as Dundee may have reasonably requested as to any of the conditions set forth in Sections 5.1 and 5.3.


                                   ARTICLE 6

                          TERMINATION AND ABANDONMENT

         6.1 TERMINATION AND ABANDONMENT. This Agreement and the Merger may be terminated and abandoned at any time prior to the Effective Time:

             (a) By mutual action of the Board of Directors of Springs and Dundee, whether before or after any action by shareholders.

             (b) By Springs:

                 (i) if any event shall have occurred as a result of which any condition set forth in Section 5.2 is no longer capable of being satisfied; or

                 (ii) if there has been a breach by Dundee of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the assets, liabilities, financial condition, results of operations, business or prospects of Dundee and its Subsidiaries taken as a whole, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Dundee, which breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Springs to Dundee.

             (c) By Springs in the event that:

                 (i) Dundee (or its Board of Directors) shall have authorized, recommended, proposed or publicly announced its intention to enter into a Competing Transaction which has not been consented to in writing by Springs;

                 (ii) The Board of Directors of Dundee shall have withdrawn or materially modified its authorization, approval or recommendation to the holders of Dundee Shares with respect to the Merger or this Agreement in a manner adverse to Springs or shall have failed to make such favorable recommendation; or

                 (iii) Any person, entity or "group" (as that term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) (other than Springs or any of its affiliates) shall have (A) commenced or publicly proposed to commence a tender offer or exchange offer for at least 15 percent of the then total outstanding Dundee Shares, (B) acquired more than 15 percent of the then total outstanding Dundee Shares or (C) solicited and received proxies or consents sufficient to permit it to elect directors nominated by it to a majority of the members of Dundee's Board of Directors or to block approval of the Merger and the transactions contemplated by this Agreement by the holders of Dundee Shares.

             (d) By Dundee:

                 (i) if any event shall have occurred as a result of which any condition set forth in Section 5.3 is no longer capable of being satisfied.

                 (ii) if there has been a breach by Springs or SubCorp of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the ability of Springs or SubCorp to consummate the Merger, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Springs or SubCorp, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Dundee to Springs.

             (e) By Springs or Dundee if there shall have occurred (i) any general suspension of, or limitation on, trading in securities generally on the NYSE continuing for a period of 15 days, or (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States continuing for a period of 15 days.

             (f) By either Springs or Dundee if (i) any event shall have occurred as a result of which any condition set forth in Section 5.1 is no longer capable of being satisfied or (ii) the Merger shall not have been consummated by July 31, 1995; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner which proximately contributed to the failure of any such condition to be satisfied or the failure to consummate the Merger.

         6.2 SPECIFIC PERFORMANCE.   The parties  acknowledge that the rights
of  each party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character, and that, in the event that either violates or fails and refuses to perform any covenant made by it herein,
the other party or parties will be without adequate remedy at law.   Each party
agrees, therefore, that, in the event that it violates or fails and refuses to perform any covenant made by it herein, the other party or parties so long as it or they are not in breach hereof, may, in addition to any remedies at law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or seek any other equitable relief.

         6.3 RIGHTS AND OBLIGATIONS UPON TERMINATION. If this Agreement is terminated and abandoned as provided herein, each party will redeliver all documents, work papers, and other materials of any party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same, except to the extent previously delivered to third parties in connection with the transactions contemplated hereby, and all information received by any party hereto with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; provided, however that this Section
6.3 shall not apply to any documents, work papers, material, or information which is a matter of public knowledge or which heretofore has been or hereafter is published in any publication for public distribution or filed as public information with any governmental agency.

         6.4 CERTAIN FEES AND EXPENSES. Dundee acknowledges that Springs has spent, and will be required to spend, substantial time and effort in examining the business, properties, affairs, financial condition and prospects of Dundee and its Subsidiaries, and has incurred, and will continue to incur, substantial fees and expenses in connection with such examination, the preparation of this Agreement and the accomplishment of the transactions contemplated hereunder, and will be unable to evaluate and, possibly, make investments in or acquire other entities due to the limited number of personnel available for such purpose and the constraints of time. Therefore, to induce Springs to enter this Agreement:

             (a) EXPENSES. In the event that Springs terminates this Agreement pursuant to Section 6.1 (b) by reason of the failure to meet the condition of Section 5.2(c) due to Dundee's knowing and intentional misrepresentation or knowing and intentional breach of warranty or breach of any covenant or agreement, then Dundee shall pay Springs on demand, in same day funds, the Expenses. For purposes of this Section 6.4, "Expenses" shall include all reasonable out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all investment banking firms and their respective agents and counsel, and all fees of counsel, accountants, experts and consultants to Springs) actually incurred by Springs or on its behalf in connection with the Merger and all transactions contemplated by this Agreement; and

             (b) FEE.  If this Agreement is terminated pursuant to:

                 (i) Section 6.1(b) by reason of the failure to meet the condition of Section 5.2(c) due to Dundee's knowing and intentional misrepresentation or knowing and intentional breach of warranty or breach of any covenant or agreement and (A) Dundee shall have had contacts about or entered into negotiations relating to a Competing Transaction during the period from the date of this Agreement through the date of termination of this Agreement; and (B) within one year after the date of such termination a Competing Transaction shall have been consummated involving a person with whom Dundee has had such negotiations or contacts;

                 (ii) Section 6.1(f) because this Agreement does not receive the requisite vote of the holders of Dundee Shares and at the time of such vote, there existed a Competing Transaction; or

                 (iii)  Section 6.1(c)(i) or (ii).

         then Dundee shall pay to Springs in addition to the Expenses a Fee in the amount of three million dollars ($3,000,000) (the "Fee"), not as a penalty but as full and complete liquidated damages; provided, however, that no amount shall be paid pursuant to this Section 6.4(b) if Springs shall be in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement. The Fee shall be payable to Springs notwithstanding that any action taken by the Board of Directors of Dundee which may give rise to the obligation to pay the Fee may have been taken in accordance with the fiduciary duties of the Board of Directors.

             (c) PAYMENT. Any payment required pursuant to this Section 6.4 shall be made as promptly as practicable, but in no event later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by the Springs; provided, however, that any payment required pursuant to subsection (b)(i) of this Section 6.4 shall be made as promptly as practicable, but in no event later than five business days after the occurrence of the Competing Transaction. In the event that Springs is entitled to the Expenses or the Fee, Dundee shall also pay to Springs interest at the rate of 8 1/2% per year on any amounts that are not paid when due, plus all costs and expenses in connection with or arising out of the enforcement of the obligation of Dundee to pay the Expenses, the Fee or such interest.

             (d) EFFECT OF PAYMENT. Except as provided in Section 6.5, upon payment of the Expenses and, if applicable, the Fee, this Agreement shall terminate with no further liability of Dundee or Springs at law or equity resulting therefrom.

         6.5 EFFECT OF TERMINATION. In the event of a termination and abandonment of this Agreement pursuant to Section 6.1 above, this Agreement shall forthwith become void and have no further effect, without any liability on the part of any party hereto or its respective officers, directors or stockholders, other than the provisions of Section 4.4, 4.5, 4.11, 6.3, 6.4 and this Section 6.5. Notwithstanding the foregoing, nothing contained in this
Section 6.5 shall relieve any party from liability for any breach of this Agreement, and any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or agreement contained in this Agreement.


                                   ARTICLE 7

                               GENERAL PROVISIONS

         7.1 WAIVER OF CERTAIN CONDITIONS. Any party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject, except that the conditions contained in
Section 5.1, Section 5.2(a) (with respect to consents and authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity) and

- -(b) (first sentence) and Section 5.3(a) and -(b) may not be so waived.

         7.2 NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:
(i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service requiring acknowledgment of receipt. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                 If to Springs and any SubCorp, to:

                          Springs Industries, Inc.
                          205 North White Street
                          P. O. Box 70
                          Fort Mill, S.C.  29715
                          Fax No. 803-547-3766

                          Attention: Walter Y. Elisha
                                            Chairman of the Board
                                             and Chief Executive Officer
                                                  and
                                            C. Powers Dorsett
                                              Vice President/General Counsel
                                                   and Secretary

                          with a copy to:

                          Sutherland, Asbill & Brennan
                          999 Peachtree Street, N.E.
                          Atlanta, Georgia  30309-3996
                          Fax No. (404) 853-8806

                          Attention: George L. Cohen


                 If Dundee, to:

                          Dundee Mills, Incorporated
                          P. O. Box E
                          Griffin, Georgia  30224-0199
                          Fax No: (404) 412-5656

                          Attention:  John T. Newton
                                      Chairman
                          with a copy to:

                          King & Spalding
                          42nd Floor
                          191 Peachtree Street, N.E.
                          Fax No: (404) 572-5146

                          Attention:  Edward J. Hawie

All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and telephonic confirmation of receipt. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

         7.3 TABLE OF CONTENTS; HEADINGS. The Table of Contents, cross reference pages and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         7.4 VARIATION AND AMENDMENT. Before or after the approval of this Agreement by the holders of Dundee Shares, this Agreement may be varied or amended at any time without action by the holders of Dundee Shares by action of the respective Boards of Directors of Dundee, Springs and Subcorp; provided, however, that any variance or amendment made after approval of the Merger by the holders of Dundee Shares that (i) reduces the Merger Consideration or changes the form of the Merger Consideration or (ii) changes any of the terms and conditions of this Agreement if such change would adversely affect the holders of Dundee Shares shall be subject to the further approval of the holders of Dundee Shares. Any variation, modification or amendment to this Agreement must be made in writing and executed by each of the parties hereto.

         7.5 NO SURVIVAL OF REPRESENTATIONS OR WARRANTIES. None of the representations or warranties made in Article 3 of this Agreement shall survive the Effective Time.

         7.6 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall be held in Atlanta, Georgia before a panel of three (3) arbitrators, one selected by Springs and SubCorp, one selected by Dundee and the third selected by mutual agreement of the first two arbitrators. Each arbitrator shall be independent and impartial. Judgment upon any award rendered by the arbitrators may be entered into any court of competent jurisdiction. The determination of which party (or combination of them) bears the costs and expenses incurred, including reasonable attorneys fees, in connection with any such arbitration proceeding shall be determined by the arbitrators.

         7.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law of public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         7.8 WAIVER. The failure of any party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement or the other agreements contemplated hereby, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein or therein contained.

         7.9 NO THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement shall inure to the benefit of the parties and their respective successors and permitted assignees. Except as set forth in Sections 4.10, 4.13, 4.14 and 4.17, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity, including, without limitation, employees not a party to this Agreement. Except for assignments to wholly-owned subsidiaries (direct or indirect) of Springs, in which event Springs shall remain liable for the performance of this Agreement, no transfer or assignment (including by operation of law) of this Agreement or of any rights or obligations under this Agreement may be made by any party without the prior written consent of the other parties and any attempted transfer or assignment without that required consent shall be void. No transfer or assignment by a party of its rights under this Agreement shall relieve it of any of its obligations to the other parties under this Agreement.

         7.10 TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a public or legal holiday, the party having such right or duty shall have until 5:00 p.m. Atlanta, Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.

         7.11 COUNTERPARTS. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

         7.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the conflicts of law principles thereof.

         7.13 ENTIRE AGREEMENT. This Agreement (with its Schedules) together with the Confidentiality Agreement, contain, and is intended as, a complete statement of all the terms of the arrangements among the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their corporate seals affixed, as of the date first above written.


                                           DUNDEE MILLS, INCORPORATED

[Corporate Seal]

                                           By:     /s/John T. Newton
                                                -------------------------------

Attest:

  /s/Douglas R. Tingle
- ------------------------------
                , Secretary



                                           SPRINGS INDUSTRIES, INC.

[Corporate Seal]

                                           By:     /s/Walter Y. Elisha
                                                -------------------------------

Attest:

  /s/C. Powers Dorsett
- ------------------------------
                , Secretary



                                           DUNDEE ACQUISITION CORP.

[Corporate Seal]

                                           By:     /s/Thomas P. O'Connor
                                                -------------------------------

Attest:

  /s/C. Powers Dorsett
- ------------------------------
                , Secretary

                           DESCRIPTION OF EXHIBITS
                          AND SCHEDULES TO AGREEMENT
                              AND PLAN OF MERGER

                               LIST OF EXHIBIT

EXHIBIT                                                 DESCRIPTION
- -------                                                 -----------
   A                                              Certificate of Merger with Respect to the Merger of
                                                  Dundee Mills, Incorporated with and into Dundee Acquisition
                                                  Corp.
   B                                              Audited Financial Statements of Dundee Mills, Incorporated
                                                  as of August 31, 1993 and August 31, 1994

                               LIST OF SCHEDULES

SCHEDULE                                                 DESCRIPTION
- --------                                                 -----------
3.1(a)                                            Jurisdictions in which Qualified to do Business and in
                                                  Good Standing
3.1(b)                                            Capitalization
3.1(d)                                            Non-Contravention
3.1(e)                                            Consents
3.1(f)                                            Subsidiaries
3.1(h)                                            Certain Changes or Events Since August 31, 1994
3.1(j)                                            Liabilities Not Disclosed on Balance Sheet of December 31, 1994
3.1(k)                                            Tax Matters
3.1(l)                                            Title to Properties
3.1(m)                                            Material Contracts
3.1(n)                                            Legal Proceedings
3.1(o)                                            Labor Relations
3.1(p)                                            Insider Interests
3.1(q)                                            Intellectual Property
3.1(r)                                            Insurance
3.1(t)                                            Employee and Fringe Benefit Plans
3.1(u)                                            Major Customers
3.1(v)                                            Environmental
4.1                                               Forbearance by Dundee
4.1(b)(viii)                                      Additional Compensation to Certain Individuals
4.13(b)                                           Employment Matters
5.2(n)                                            Shareholder Loans

Springs agrees to furnish a copy of any omitted Exhibit or Schedule to the Commission upon request.